SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to Rule 14a-12

U.S. CONCRETE, INC.

(Name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April [    ], 2005

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2005 Annual Meeting of Stockholders of U.S. Concrete, Inc. We will hold the meeting at 9:00 a.m., Central Time, on [                    ], May [    ], 2005, at the Houston Marriott Westchase, 2900 Briarpark Dr., Houston, Texas 77042.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Stockholders describing U.S. Concrete’s operations during the year ended December 31, 2004 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in U.S. Concrete.

Sincerely,

Vincent D. Foster	Eugene P. Martineau
Chairman of the Board	President and Chief Executive Officer

U.S. CONCRETE, INC.

2925 Briarpark, Suite 1050, Houston, Texas 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

[                    ], May [    ], 2005

To the Stockholders of U.S. Concrete, Inc.:

The Annual Meeting of Stockholders of U.S. Concrete, Inc. will be held on [                    ], May [    ], 2005, at 9:00 a.m., Central Time, at the Houston Marriott Westchase, 2900 Briarpark Dr., Houston, Texas 77042. At the meeting, we will ask you to consider and take action on the following:

(1) election of two Class III directors as members of the Board of Directors of U.S. Concrete to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

(2) amendment of our 1999 Incentive Plan (Proposal No. 2);

(3) ratification of grants of restricted stock to three of our executive officers (Proposal No. 3);

(4) ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of U.S. Concrete for the year ending December 31, 2005 (Proposal No. 4); and

(5) transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

We are sending this notice and the attached proxy statement to our stockholders on or about April [    ], 2005. Our Board of Directors has set the close of business on March 30, 2005 as the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal offices at 2925 Briarpark, Suite 1050, Houston, Texas 77042. This list also will be available at the meeting.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to ensure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.

By Order of the Board of Directors,

Donald C. Wayne

Vice President, General Counsel and Corporate Secretary

Houston, Texas

April [    ], 2005

U.S. CONCRETE, INC.

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

Q:	What am I being asked to vote on?

A:	We are asking you to vote on the following:

•	the election of two Class III members to our Board of Directors to serve until 2008;

•	the amendment of our 1999 Incentive Plan;

•	the ratification of grants of restricted stock to three of our executive officers;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005; and

•	any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Q:	Who may vote?

A:	All stockholders of record as of the close of business on March 30, 2005 are entitled to vote. Holders of our common stock are entitled to one vote per share. As of March 30, 2005, 29,375,187 shares of our common stock (including 230,002 shares that are subject to Proposal No. 2 and 104,561 shares that are subject to Proposal No. 3) were outstanding and entitled to vote.

Q:	Who may attend the meeting?

A:	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:	How do I vote?

A:	You may vote in two ways:

•	you may come to the annual meeting and cast your vote in person; or

•	you may vote by signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:	Who is soliciting my proxy?

A:	U.S. Concrete is soliciting your proxy on behalf of its Board of Directors.

Q:	What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:	If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees for director (Proposal No. 1), FOR the proposal to amend our 1999 Incentive Plan (Proposal No. 2), FOR ratification of grants of restricted stock to three of our executive officers (Proposal No. 3) and FOR ratification of the appointment of PricewaterhouseCoopers LLP (Proposal No. 4). We are unaware of any other matters that may come before the annual meeting. If they do, the proxy holders will vote the proxies according to their best judgment.

Q:	What if I vote by proxy and then change my mind?

A:	You can revoke your proxy at any time before the annual meeting by:

•	writing to U.S. Concrete’s Corporate Secretary at the mailing address in the answer to the last question on the next page;

•	delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

•	attending the annual meeting and casting your vote in person.

Q:	When did U.S. Concrete first distribute this proxy statement and the accompanying form of proxy to stockholders?

A:	We first distributed this proxy statement and the accompanying form of proxy to our stockholders on or about April [ ], 2005.

Q:	What constitutes a quorum?

A:	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly signed and returned your proxy card, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so. If a quorum is not present, the chairman or the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until the required quorum is present.

Q:	What vote is required for the passage of each of the proposals up for consideration at the annual meeting?

A:	Directors are elected by a plurality of the shares of common stock present in person or by proxy and voting at the meeting in the election of directors. Adoption of the proposals to amend the 1999 Incentive Plan and to ratify grants of restricted stock to three of our executive officers each requires the affirmative vote of the stockholders present in person or by proxy at the meeting and having a majority of the shares of common stock entitled to voted on the proposal. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the vote for directors or the ratification of the appointment of our independent registered public accounting firm. Abstentions will count as present for purposes of the vote on the amendment of our 1999 Incentive Plan and the vote on ratification of grants of restricted stock to three of our executive officers, but broker non-votes will not.

Q:	Who will count the votes?

A:	Representatives of Automatic Data Processing, Inc. will tabulate the votes.

Q:	What shares are included on the proxy card?

A:	The shares listed on your card represent all the shares of common stock held in your name, as distinguished from shares held by a broker in “street” name. You will receive a separate card from your broker if you hold shares in “street” name.

Q:	What does it mean if I get more than one proxy card?

A:	It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:	What is U.S. Concrete’s mailing address?

A:	Our mailing address is U.S. Concrete, Inc., 2925 Briarpark, Suite 1050, Houston, Texas 77042.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock as of March 30, 2005 by each person who we know beneficially owns more than 5% of the outstanding shares of our common stock, each of our directors, our chief executive officer and our other executive officers named in the Summary Compensation Table in this proxy statement and all our directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each individual named has sole voting and dispositive power with respect to the shares shown and the address of all those persons is c/o U.S. Concrete, Inc., 2925 Briarpark, Suite 1050, Houston, Texas 77042.

	Shares of Common Stock Beneficially Owned
Name	Number	Percent
FMR Corp. (1)	3,775,839	12.85%
Robert S. Walker (2)	2,138,838	7.27%
Lotsoff Capital Management (3)	1,646,789	5.61%
Rutabaga Capital Management (4)	1,617,700	5.51%
Dimensional Fund Advisors Inc.(5)	1,478,153	5.03%
Thomas J. Albanese (6)	1,414,843	4.81%
William T. Albanese (7)	1,258,413	4.28%
Eugene P. Martineau (8)	969,893	3.25%
Vincent D. Foster (9)	647,635	2.19%
Michael W. Harlan (10)	615,571	2.07%
Murray S. Simpson (11)	100,353	*
John R. Colson (12)	64,808	*
T. William Porter (13)	44,206	*
Cesar Monroy (14)	30,250	*
Mary P. Ricciardello (15)	22,199	*
Directors and executive officers as a group (16 persons)(16)	7,902,269	25.72%

*	Less than 1%.
(1)	Based solely on an amendment to Schedule 13G/A filed with the SEC on February 14, 2005 reporting ownership as of December 31, 2004. This stockholder’s address is 82 Devonshire Street, Boston, Massachusetts 02109. The Schedule 13G/A reports that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 3,775,839 shares of common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fa Value Strategies Fund, amounted to 2,315,898 shares, or 7.97%, of our outstanding common stock. Edward C. Johnson 3d, the Chairman of FMR Corp., FMR Corp. and the funds each has sole power to dispose of the 3,775,839 shares of common stock common stock owned by the Fidelity funds that invest in our common stock. The sole power to vote or direct the voting of the shares owned directly by the funds resides with the funds’ respective boards of trustees.
(2)	Includes 30,000 shares of common stock which Mr. Walker has the right to acquire within 60 days on the exercise of stock options and 2,108,838 shares deemed beneficially owned by Mr. Walker as co-trustee of the Walker Family Trust and as general partner of Karob, L.P.
(3)	Based solely on a Schedule 13G filed with the SEC on January 14, 2005 reporting ownership as of December 31, 2004. This stockholder’s address is 20 North Clark Street, 34th Floor, Chicago, Illinois 60602. The Schedule 13G reports sole voting power for 376,219 shares of common stock, shared voting power for 1,270,570 shares of common stock and sole dispositive power for 1,646,789 shares of common stock.
(4)	Based solely on a Schedule 13G filed with the SEC on January 18, 2005 reporting ownership as of December 31, 2004. This stockholder’s address is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109. The Schedule 13G reports sole voting power for 690,300 shares of common stock, shared voting power for 927,400 shares of common stock and sole dispositive power for 1,617,700 shares of common stock.
(5)	Based solely on a Schedule 13G filed with the SEC on February 9, 2005 reporting ownership as of December 31, 2004. This stockholder’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The Schedule 13G reports sole voting and dispositive power for 1,478,153 shares of common stock.

(6)	Includes 43,750 shares of common stock which Mr. Albanese has the right to acquire within 60 days on the exercise of stock options, 1,358,704 shares deemed beneficially owned by Mr. Albanese as trustee of the Thomas J. Albanese Trust and 10,556 restricted shares.
(7)	Includes 43,750 shares of common stock which Mr. Albanese has the right to acquire within 60 days on the exercise of stock options, 1,202,274 shares deemed beneficially owned by Mr. Albanese as co-trustee of the William T. Albanese Trust and as the manager of WTA Investments, LLC and 10,556 restricted shares.
(8)	Includes 490,000 shares of common stock which Mr. Martineau has the right to acquire within 60 days on the exercise of stock options and 120,432 restricted shares. The issuance of 74,436 shares of common stock, including shares of restricted stock, Mr. Martineau owns will be rescinded if the stockholders do not adopt Proposal No. 2. The issuance of 55,432 other shares of restricted stock Mr. Martineau owns will be rescinded if the stockholders do not adopt Proposal No. 3. Mr. Martineau has agreed that he will not vote or dispose of any of the shares subject to rescission pending their rescission or the adoption of the applicable proposal and the ratification of their award.
(9)	Includes 172,500 shares of common stock which Mr. Foster has the right to acquire within 60 days on the exercise of stock options and 300 shares deemed beneficially owned by Mr. Foster as custodian under the Texas Uniform Gifts to Minors Act.
(10)	Includes 365,000 shares of common stock which Mr. Harlan has the right to acquire within 60 days on the exercise of stock options, 50,000 shares Mr. Harlan owns as trustee of the Michael and Bonnie Harlan 1996 Trust and 87,129 restricted shares. The issuance of 42,899 shares of common stock, including shares of restricted stock, Mr. Harlan owns will be rescinded if the stockholders do not adopt Proposal No. 2. The issuance of 42,129 other shares of restricted stock Mr. Harlan owns will be rescinded if the stockholders do not adopt Proposal No. 3. Mr. Harlan has agreed that he will not vote or dispose of any of the shares subject to rescission pending their rescission or the adoption of the applicable proposal and the ratification of their award.
(11)	Includes 30,591 shares owned by the Cora S. Simpson 1990 Trust of which Mr. Simpson’s wife serves as trustee, 34,762 shares deemed beneficially owned by Mr. Simpson as trustee of the Murray S. Simpson 1990 Trust and 35,000 shares of common stock which Mr. Simpson has the right to acquire within 60 days on the exercise of stock options. Mr. Simpson disclaims beneficial ownership of the 30,591 shares the Cora S. Simpson 1990 Trust owns.
(12)	Includes 35,000 shares of common stock which Mr. Colson has the right to acquire within 60 days on the exercise of stock options.
(13)	Includes 32,206 shares of common stock which Mr. Porter has the right to acquire within 60 days on the exercise of stock options.
(14)	Includes 17,500 shares of common stock which Mr. Monroy has the right to acquire within 60 days on the exercise of stock options and 11,500 shares originally awarded to Mr. Monroy as restricted stock. The issuance of 7,000 of those shares will be rescinded if the stockholders do not adopt Proposal No. 3. Mr. Monroy has agreed that he will not vote or dispose of any of the shares subject to rescission pending their rescission or the adoption of that proposal and the ratification of their award.
(15)	Includes 21,699 shares of common stock Ms. Ricciardello has the right to acquire within 60 days on the exercise of stock options.
(16)	Includes 1,354,655 shares of common stock which the directors and executive officers as a group have the right to acquire within 60 days on the exercise of stock options and 365,286 shares originally awarded as restricted stock. The issuance of 230,002 shares of common stock, including shares of restricted stock, the directors and executive officers as a group own will be rescinded if the stockholders do not adopt Proposal No. 2. The issuance of 104,561 other shares originally awarded as restricted stock will be rescinded if the stockholders do not adopt Proposal No. 3. The owners of the shares subject to rescission have agreed that they will not vote or dispose of any of those shares pending their rescission or the adoption of the applicable proposal and the ratification of their award.

The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assume that shares of common stock those persons may acquire within 60 days are outstanding, unless otherwise indicated.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of seven members. Our certificate of incorporation divides our Board into three classes (Class I, Class II and Class III) having staggered terms of three years each. The present term of office of the directors in Class III will expire at the 2005 Annual Meeting of Stockholders.

The Board has nominated Murray S. Simpson and Robert S. Walker, each of whom currently serves on the Board, as nominees for re-election at the annual meeting. The respective terms of our current directors and nominees for director expire on the dates set forth below. Information regarding their ages and backgrounds also is set forth below.

If a quorum is present, the election of any director requires the favorable vote of the holders of a plurality of the shares of common stock present and voting, in person or by proxy, at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for one or more of the nominees, the persons named as proxies will vote “FOR” the election of the nominees listed below. We do not expect that any of the nominees will refuse or be unable to act as a director of U.S. Concrete for the term specified. If, however, any nominee becomes unable or unwilling to serve as a director prior to the vote, the persons named as proxies intend to vote the proxy shares for the election of any other person the Board of Directors may designate.

Nominees as Class III Directors for election for terms expiring at the 2008 Annual Meeting	Age	Position(s) Held
Murray S. Simpson	67	Director (1)
Robert S. Walker	61	Director (2)

Class I Directors whose terms will expire at the 2006 Annual Meeting	Age	Position(s) Held
Eugene P. Martineau	65	Director, Chief Executive Officer and President (3)
T. William Porter	63	Director (4)

Class II Directors whose terms will expire at the 2007 Annual Meeting	Age	Position(s) Held
John R. Colson	57	Director (5)
Vincent D. Foster	48	Director and Chairman of the Board (6)
Mary P. Ricciardello	49	Director (7)

(1)	Member of the Audit Committee, Member of the Executive Committee and Member and Chair of the Nominating and Corporate Governance Committee.
(2)	Member of the Executive Committee and Member of the Nominating and Corporate Governance Committee.
(3)	Member and Chair of the Executive Committee.
(4)	Member of the Compensation Committee and Member of the Nominating and Corporate Governance Committee.
(5)	Member of the Audit Committee and Member and Chair of the Compensation Committee.
(6)	Member of the Compensation Committee and Member of the Executive Committee.
(7)	Member and Chair of the Audit Committee.

Murray S. Simpson has served as one of our directors since May 1999. From 1975 until 1990, Mr. Simpson served as President and Chief Executive Officer of Super Concrete Corporation. Following that company’s merger with British construction materials producer Evered, plc, which is now known as Aggregate Industries, plc, Mr. Simpson served in various roles, including Executive Vice President, Corporate Development, for its United States operations and Director and Counsel for its mid-Atlantic area subsidiary,

Bardon, Inc. Mr. Simpson has served on the board of directors of the National Ready-Mixed Concrete Association, the industry’s largest trade organization (the “NRMCA”), for approximately 25 years and served as chairman of the board from 1997 to 1998. He has also served as a director of the National Aggregates Association.

Robert S. Walker has served as one of our directors since May 1999 and served as Executive Vice President—Operations of our Bay Area Region from May 1999 to December 2000. From 1965 until May 1999, Mr. Walker served as President of Walker’s Concrete, Inc., a company we acquired in May 1999. He is currently a real estate developer.

Eugene P. Martineau has served as our Chief Executive Officer and President since September 1998 and as one of our directors since March 1999. Mr. Martineau has over 37 years of experience in the concrete industry. From 1992 until joining us, he served as Executive Vice President for the Concrete Products Group of Southdown, Inc., a publicly traded, integrated cement and ready-mixed concrete company that Cemex S.A. de C.V. acquired in November 2000. From April 1990 through March 1992, Mr. Martineau served as Vice President and General Manager of Southdown’s Florida Mining and Materials. Prior to March 1992, Mr. Martineau held various executive management positions with Allied Ready Mix, Inc., Ready Mix Concrete Company, the Lehigh Portland Cement Company and Allied Products Company. Mr. Martineau has served as a director of the NRMCA from 1994 through 1997, from 1999 through 2002 and since 2003, and also served as a member of the Executive Committee of the NRMCA during 1997, 2000 and 2004. He served as chairman of the NRMCA’s Promotion Committee from 1997 through March 1999. Since 1999, Mr. Martineau has served as a trustee of the RMC Research Foundation, an organization that serves the ready-mixed concrete industry by promoting and funding research and education for the industry, and during 2004 he also served as chairman of the RMC Research Foundation. From 1994 through 1997, Mr. Martineau served as the National Director of RMC 2000, a program that has been adopted by the NRMCA to promote ready-mixed concrete as a building and paving material and improve the overall image of the ready-mixed concrete industry.

T. William Porter, III has served as one of our directors since September 2001. Mr. Porter is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm, of which Mr. Porter has been a partner since its founding in 1981. Mr. Porter is also a director of Cal Dive International, Inc., a marine contractor and operator of offshore oil and gas properties and production facilities, and Copano Energy, L.L.C., a midstream energy company with networks of natural gas gathering and intrastate transmission pipelines in the Texas Gulf Coast region.

John R. Colson has served as one of our directors since May 1999. He has served as Chief Executive Officer of Quanta Services, Inc., an electrical and telecommunications contracting company, since February 1998 and as Chairman of the Board of Directors of Quanta since June 2002. From 1991 to February 1998, he served as President of PAR Electrical Contractors, Inc., a company that Quanta acquired in February 1998.

Vincent D. Foster has served as one of our directors since August 1998 and became nonexecutive Chairman of the Board of Directors in May 1999. Mr. Foster is a Senior Managing Director of Main Street Mezzanine Fund, LP, a licensed small business investment corporation, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor firm), a private equity firm, from 1997 through 2002. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States. Mr. Foster has served as a director of the Houston, Texas chapter of the National Association of Corporate Directors, of which he is a founding member, since July 2002. Mr. Foster is also a director of Quanta Services, Inc. and Carriage Services, Inc., a death-care company.

Mary P. Ricciardello has served as one of our directors since February 2003. Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Incorporated, a diversified energy company now known as CenterPoint Energy, Inc., from 1999 through 2002, where she also served as Senior Vice President and Comptroller from 1999 through 2001, as Vice President and Comptroller from 1996 through 1999, as Corporate Comptroller from 1993 through 1996 and in various other positions from 1982 through 1993. In addition, Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. (now Reliant Energy, Inc.) from 2001 through 2002, a company to which Reliant Energy, Inc. transferred its unregulated energy business in 2001. Ms. Ricciardello has served as a director of the Houston, Texas chapter of the National Association of Corporate Directors since May 2004. Ms. Ricciardello’s current principal occupation is as a certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in 2002. Ms. Ricciardello is also a director of Noble Corporation, an offshore drilling company.

Our Board recommends a vote “FOR” the election of each of the two persons nominated for election as Class III directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND COMMITTEES

Board of Directors

Our Board met four times and took action by unanimous written consent on six occasions during 2004. Our Board has standing audit, compensation, nominating and corporate governance, and executive committees. During 2004, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and any committee of the Board on which such director served. The Board has determined that five of its seven directors, Ms. Ricciardello and Messrs. Colson, Porter, Simpson and Walker, are “independent directors” within the meaning of applicable Nasdaq National Market (“Nasdaq”) listing standards.

U.S. Concrete’s policy is to encourage all members of the Board to attend our annual meetings of stockholders. All members of the Board attended last year’s annual meeting.

Audit Committee

The audit committee, which met five times during 2004, consists of Ms. Ricciardello and Messrs. Colson and Simpson. The audit committee is governed by a charter our Board has adopted, a copy of which, as amended by the Board in March 2005, is attached as Appendix A to this proxy statement and which is available on our website at www.us-concrete.com. U.S. Concrete’s common stock is quoted on the Nasdaq. As a result, we are subject to the Nasdaq listing standards. Each member of the audit committee is an “independent director” in accordance with the applicable rules of the SEC and applicable corporate governance standards of the Nasdaq. The Board has determined that Ms. Ricciardello is an “audit committee financial expert” as defined in the applicable rules of the SEC. For information relating to Ms. Ricciardello’s background, see her biographical information under “Election of Directors” above.

The audit committee assists our Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements and financial reporting process;

•	the adequacy of our internal control over financial reporting;

•	the qualifications, independence and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our compliance with legal and regulatory requirements.

The audit committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent auditors and the performance of our internal auditors. Our management is responsible for preparing our financial statements and for our internal controls, and our independent auditors are responsible for auditing those financial statements and the related audit of internal control over financial reporting. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work. The following functions are among the key duties and responsibilities of the audit committee:

•	reviewing and discussing with management and our independent auditors our audited and interim unaudited financial statements and related disclosures included in our periodic reports filed with the SEC;

•	recommending to the Board whether our audited financial statements should be included in our annual report on Form 10-K for that year;

•	reviewing and discussing the scope and results of the independent auditors’ annual audit and quarterly reviews of our financial statements, and any other matters required to be communicated to the audit committee by the independent auditors;

•	discussing with management, our senior internal auditor and our independent auditors the adequacy and effectiveness of our disclosure controls and procedures, our internal controls and procedures for financial reporting and our risk assessment and risk management policies;

•	the appointment, compensation, retention and oversight of the work of our independent auditors, including overseeing their independence;

•	reviewing and pre-approving all audit and permitted non-audit services that may be performed by our independent auditors;

•	reviewing and assessing, on an annual basis, the adequacy of the audit committee’s charter and recommending revisions to the Board; and

•	reviewing the appointment of our senior internal auditor, reviewing and discussing with such individual the scope and staffing of our internal audits and reviewing all significant internal audit reports.

The audit committee meets separately with the independent auditors to provide an open avenue of communication.

Compensation Committee

The compensation committee, which met three times and took action by unanimous written consent on one occasion during 2004, consists of Messrs. Colson, Foster and Porter. The compensation committee is governed by a charter our Board has adopted, a copy of which is available on our website at www.us-concrete.com. Each member of the compensation committee is an “independent director” within the meaning of applicable Nasdaq listing standards, except for Mr. Foster. Mr. Foster does not qualify as an independent director because in 2002 we paid a private equity firm, of which he was senior managing director, an amount for reimbursement of expenses primarily related to our acquisition program and other business development activities in excess of Nasdaq’s standard for determination of director independence. Mr. Foster, who is neither an employee of U.S. Concrete nor an immediate family member of any U.S. Concrete employee, has significant public company executive compensation experience, having served as a member of the compensation committee of our Board since 1999, a member of the compensation committee of the board of directors of Carriage Services, Inc. since 1999 and a member of the compensation committee of the board of directors of Quanta Services, Inc. during 2001. Our Board determined that appointing Mr. Foster to continue on the compensation committee was in the best interest of U.S. Concrete because his broad experience with public company executive compensation matters and his familiarity with our historic compensation policies enable him to make significant contributions to the compensation committee. The following functions are among the key duties and responsibilities of the compensation committee:

•	reviewing the competitiveness of our compensation programs for executive officers to (1) ensure the attraction and retention of executive officers, (2) ensure the motivation of executive officers to achieve our business objectives and (3) align the interest of key leadership with the long-term interests of our stockholders;

•	reviewing trends in management compensation, overseeing the development of new compensation plans and, when necessary, approving the revision of existing plans;

•	reviewing the performance of our chief executive officer and other executive officers;

•	reviewing and discussing with our Board and executive officers plans for executive officer development and corporate succession plans for our chief executive officer and other executive officers;

•	administering our incentive compensation plans; and

•	approving salaries, bonuses and other compensation for executive officers.

For additional information regarding the compensation committee, see “Report of the Compensation Committee Regarding Executive Compensation.”

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which met twice during 2004, consists of Messrs. Simpson, Porter and Walker. The nominating and corporate governance committee is governed by a charter our Board has adopted, a copy of which is available on our website at www.us-concrete.com. Each member of the nominating and corporate governance committee is an “independent director” within the meaning of applicable Nasdaq listing standards.

The following functions are among the key duties and responsibilities of the nominating and corporate governance committee:

•	evaluating candidates for membership on the Board;

•	recommending to the full Board all nominees for election to the Board by our stockholders;

•	recommending directors to be elected by the Board to fill vacancies on the Board; and

•	reviewing, and making recommendations to the Board regarding, corporate governance matters.

In carrying out its function to evaluate and recommend nominees for election to the Board, the nominating and corporate governance committee considers a candidate’s mix of skills, experience, character, commitment and diversity of background, all in the context of the requirements of the Board at that point in time. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the nominating and corporate governance committee’s judgment, interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at Board and committee meetings and participation in and contributions to the activities of the Board. The nominating and corporate governance committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. The nominating and corporate governance committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board meet the definition of “independent director” within the meaning of applicable Nasdaq listing standards.

The nominating and corporate governance committee’s methods for identifying candidates for election to the Board (other than those proposed by U.S. Concrete’s stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including: members of the Board; our executives; individuals personally known to the members of the Board; and other research. The nominating and corporate governance committee also has authority to select and compensate a third-party search firm to help identify candidates, if it deems it advisable to do so.

The nominating and corporate governance committee will consider nominees stockholders recommend. Stockholders may submit nominations to the nominating and corporate governance committee in care of Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 1050, Houston, Texas 77042. As to each person a stockholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must (1) include the name, age, business address and principal occupation or employment of that person, the number of shares of common stock that person owns beneficially or of record and any other information relating to that person that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require and (2) be accompanied by the written consent of the person that stockholder proposes to nominate for election as a director to be named in the proxy statement as a nominee and to serve as a director if elected. The nomination notice must also include, as to that stockholder and that beneficial owner, if any, of common stock on whose behalf that stockholder is making the nomination or nominations:

•	the name and address of that stockholder, as they appear on U.S. Concrete’s books, and the name and address of that beneficial owner;

•	the number of shares of common stock which that stockholder and that beneficial owner each owns beneficially or of record;

•	a description of all arrangements and understandings between that stockholder or that beneficial owner and each proposed nominee of that stockholder and any other person or persons (including their names) pursuant to which that stockholder will make the nomination(s);

•	a representation by that stockholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice; and

•	any other information relating to that stockholder and that beneficial owner that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require.

To be timely for consideration at our 2006 annual meeting, our Corporate Secretary must receive a stockholder’s nomination notice at our principal executive offices, at the address set forth above, no earlier than November 7, 2005 and no later than the close of business on February 6, 2006.

The nominating and corporate governance committee will consider all candidates identified through the processes described above, whether identified by the committee or by a stockholder, and will evaluate each of them on the same basis.

Executive Committee

The executive committee, which met once during 2004, consists of Messrs. Foster, Martineau, Simpson and Walker. During 2004, our Board dissolved the acquisition committee and delegated to the executive committee all the former authority of the acquisition committee, in addition to the authority already held by the executive committee. The following are among the key duties and responsibilities of the executive committee:

•	reviewing and monitoring the strategic direction of our acquisition program;

•	approving acquisitions that do not involve consideration exceeding limits established by our Board; and

•	exercising such authority as is delegated to it from time to time by our Board.

Communication with Board of Directors

Stockholders may communicate with our Board by sending their communication to U.S. Concrete, Inc. Board of Directors, c/o Corporate Secretary, 2925 Briarpark, Suite 1050, Houston, Texas 77042. All stockholder communications received by our Corporate Secretary will be delivered to the Chairman of the Board.

Director Compensation

We pay to each of our nonemployee directors the following fees:

•	an annual retainer of $10,000;

•	$5,000 for each Board meeting attended in person and $2,500 for each Board meeting attended telephonically;

•	$5,000 for each audit committee meeting attended by the chairperson of the audit committee, whether attended in person or telephonically and whether or not the meeting is held on the same day as a Board meeting;

•	$4,000 for each audit committee meeting attended by each other member of the audit committee, whether attended in person or telephonically and whether or not the meeting is held on the same day as a Board meeting; and

•	$1,000 for each other Board committee meeting attended in person and $500 for each such other Board committee meeting attended telephonically, unless the committee meeting is held on the same day as a Board meeting, in which case the committee member receives no fee for attending that committee meeting.

We also annually grant each nonemployee director an option to purchase 10,000 shares of common stock under our 1999 Incentive Plan. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table provides information about our current executive officers and key employees:

Name	Age	Position(s) held
Eugene P. Martineau	65	Director, Chief Executive Officer and President
Michael W. Harlan	44	Executive Vice President and Chief Operating Officer
Robert D. Hardy	44	Senior Vice President and Chief Financial Officer
William T. Albanese	61	President of Bay Area Region
Michael D. Mitschele	48	President of Atlantic Region
Thomas J. Albanese	58	Executive Vice President of Sales of Bay Area Region
Wallace H. Johnson	56	Vice President—Marketing and Sales
Gary J. Konnie	51	Vice President—Human Resources
Cesar Monroy	44	Vice President—Finance
Terry Green	57	Vice President—Operational Integration *
Raymond C. Turpin	67	Vice President—Technical Affairs *
Donald C. Wayne	38	Vice President, General Counsel and Corporate Secretary

*	Key employee.

For a description of the business background of Mr. Martineau, see “Election of Directors” above.

Michael W. Harlan has served as our Executive Vice President and Chief Operating Officer since April 2003. Mr. Harlan served as our Chief Financial Officer from September 1998 to November 2004, as Senior Vice President from September 1998 to April 2003, and as our Secretary from September 1998 to August 1999. Mr. Harlan served as Senior Vice President and Chief Financial Officer of Apple Orthodontix, Inc., an orthodontic practice management company, from March 1997 to August 1998. From December 1996 to February 1997, Mr. Harlan served as a consultant to Apple Orthodontix on financial and accounting matters. In January 2000, approximately 17 months after Mr. Harlan departed from Apple Orthodontix, Apple Orthodontix filed a voluntary case under chapter 11 of the federal bankruptcy code. From April 1991 through December 1996, Mr. Harlan held various positions in the finance and acquisitions departments, including Treasurer from September 1993 to December 1996, of Sanifill, Inc., an international environmental services company that USA Waste Services, Inc. acquired in 1996. Mr. Harlan is also a director of Waste Connections, Inc., a solid waste services company.

Robert D. Hardy has served as our Senior Vice President and Chief Financial Officer since November 2004. From January 2004 through November 2004, Mr. Hardy was self-employed as a business consultant to NL

Industries, Inc., an international chemical company. From 1992 through 2003, Mr. Hardy held various positions of increasing responsibility in the tax, accounting and finance departments of NL Industries, Inc., including Chief Financial Officer since January 2002, Vice President and Controller from 1999 to September 2003, Assistant Secretary from 1998 to September 2003 and Assistant Treasurer from prior to 1998 to January 2002. From January 2002 until February 2003, he also served as NL Industries’ Treasurer. From 1992 to 1998, Mr. Hardy served as NL Industries’ Director of Taxes and from 1998 to 1999 he served as its Vice President—Tax.

William T. Albanese has served as President of our Bay Area Region since June 1999. From 1987 through May 1999, Mr. Albanese served as President of Central Concrete Supply Co., Inc. (“Central”), one of the companies we acquired in May 1999 as the platform business of our Bay Area Region into which we subsequently consolidated other Bay Area operations. Previously, he served in various other capacities for Central since 1966. Mr. Albanese is the brother of Thomas J. Albanese, the Executive Vice President of Sales of our Bay Area Region.

Michael D. Mitschele has served as President of our Atlantic Region since December 2001. Previously, he served as President of Baer Concrete, Incorporated, now known as Eastern Concrete Materials, Inc., one of our subsidiaries within our Atlantic Region, from 1986 to November 2001, where he also served in various other capacities since 1972. Mr. Mitschele is a founding board member of the New Jersey Concrete and Aggregate Association. He has served as a member of the NRMCA for over 10 years and has held several leadership positions with it, including service as a member of its board of directors for two terms and Chairman of its membership committee and visionary leadership taskforce and service on its financial management committee.

Thomas J. Albanese has served as Executive Vice President of Sales of our Bay Area Region since June 1999. From 1987 through May 1999, Mr. Albanese served as Vice President of Central. Previously, he served in various other capacities for Central since 1969. Mr. Albanese is the brother of William T. Albanese, the President of our Bay Area Region.

Wallace H. Johnson has served as our Vice President—Marketing and Sales since November 2004. Mr. Johnson has over 30 years of experience in the construction supply industry. From June 2002 through November 2004, Mr. Johnson served as Vice President of Sales and Marketing of Systech Inc., a provider of software systems for the ready-mixed concrete and aggregate industries. From May 2001 through June 2002, he served as Director of Sales of Buildpoint Corp., a provider of online bid management services for general contractors that Construction Software Technologies, Inc. acquired in 2004. From 1977 through May 2001, Mr. Johnson served in various sales and sales management positions within the construction products division of W. R. Grace & Co., a global specialty chemicals and materials company, including from 1996 through 2001 as regional sales manager and from 1993 through 1996 as North American sales manager.

Gary J. Konnie has served as our Vice President—Human Resources since November 2004. Mr. Konnie has over 30 years of human resources management experience. From October 2002 through March 2004, Mr. Konnie served as Senior Vice President of Human Resources of El Paso Corporation, a provider of natural gas and related energy products. From October 1999 through October 2002 he served as El Paso’s Vice President of Human Resources, and from May 1998 through October 1999 he served as El Paso’s director of human resources. From 1996 through May 1998, Mr. Konnie served as vice president of human resources for Meridian Aggregates Company, a producer of construction aggregates. Prior to 1996, Mr. Konnie held various human resources positions with RTZ plc, Burlington Resources Inc., Boise Cascade, LLC and General Motors Corporation.

Cesar Monroy has served as our Vice President—Finance since April 2003, and served as our Vice President—Accounting from June 2002 to April 2003. From 1995 through May 2002, Mr. Monroy was self-employed as a business consultant to various companies, including as a consultant to U.S. Concrete from March 2000 through May 2002. From 1993 through 1995, he served as the Chief Financial Officer of Fairchild Aircraft, a commercial aircraft manufacturer.

Terry Green has served as our Vice President—Operational Integration since May 1999. Mr. Green has managed the operations of ready-mixed concrete producers and other transportation-related businesses for over 20 years. From August 1998 until May 1999, he served as Vice President of Maintenance for Armellini Express Lines, Inc. From January 1989 until June 1998, Mr. Green served as Director of Maintenance, Equipment and Purchasing for the concrete products division of Southdown, Inc. From 1980 until 1989, Mr. Green held various positions with Kraft, Inc., serving as Private Fleet Operations Manager from 1988 until 1989.

Raymond C. Turpin has served as our Vice President—Technical Affairs since January 2001. From January 2000 through January 2001 he served as our Vice President—Technical Marketing and Development. Mr. Turpin has over 40 years of experience in the construction materials industry. From 1988 until joining us, he was Director of Technical Service and New Product Development of Blue Circle Cement, North America, a producer and supplier of cement to the construction industry that Lafarge S.A. acquired in July 2001. From 1984 until 1988, Mr. Turpin served as Technical Director of Williams Brothers Concrete, which Blue Circle Cement acquired in 1986, supervising the manufacture of chemical admixtures for concrete. From 1972 until 1984, Mr. Turpin was self-employed as a consultant to the concrete industry and, during that time, developed two patents relating to the use of fly ash in concrete.

Donald C. Wayne has served as our Vice President and General Counsel since May 1999 and as our Secretary since August 1999. From October 1994 until joining us, Mr. Wayne served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table sets forth the compensation we paid during 2002, 2003 and 2004 to our chief executive officer and our four other most highly compensated executive officers in 2004 (the “named executive officers”).

		Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus(2)		Restricted Stock Awards(3)(4)			Shares Underlying Options	All Other Compensation(5)
Eugene P. Martineau President, Chief Executive Officer and Director	2004 2003 2002	$567,983 525,926 337,535		$	— — 135,000	$	— 369,850 250,000	(6) (8) (10)	— — 100,000	$13,062 11,073 9,846	(7) (9) (11)

Michael W. Harlan Executive Vice President and Chief Operating Officer	2004 2003 2002	340,790 294,226 211,671			— — 75,000		— 256,050 190,000	(6) (13) (15)	— — 80,000	11,165 10,760 9,483	(12) (14) (16)

William T. Albanese President of Bay Area Region	2004 2003 2002	265,525 247,500 236,250			— — 105,600		— 70,115 —	(6) (17)	— — 25,000	10,250 10,000 8,600

Thomas J. Albanese Executive Vice President of Sales of Bay Area Region	2004 2003 2002	263,463 247,500 236,250			— — 105,600		— 70,115 —	(6) (18)	— — 25,000	10,250 7,062 8,600

Cesar G. Monroy Vice President—Finance	2004 2003 2002	190,625 163,145 91,867	(20)		25,000 — 39,000		— 15,648 125,950	(6) (19) (21)	— — 35,000	11,250 10,000 35,444	(22)

(1)	Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for any named executive officer.

(2)	Unless otherwise provided in a separate footnote, the amounts in this column were earned in year shown and paid the following year.
(3)	As of December 31, 2004, the total number and value, respectively, of restricted shares held by such named executive officers were: Mr. Martineau: 120,432 ($923,713); Mr. Harlan: 87,129 ($668,279); Mr. Albanese: 10,556 ($80,965); Mr. Albanese: 10,556 ($80,965); and Mr. Monroy: 11,500 ($88,205). Voting, dividend and other rights are associated with restricted shares of our common stock. Those amounts include (a) 55,000 shares ($421,850) held by Mr. Martineau and 35,000 shares ($268,450) held by Mr. Harlan whose issuance will be rescinded if the stockholders do not adopt Proposal No. 2 and (b) 55,432 shares ($425,163) held by Mr. Martineau, 42,129 shares ($323,129) held by Mr. Harlan and 7,000 shares ($53,690) held by Mr. Monroy whose issuance will be rescinded if the stockholders do not adopt Proposal No. 3.
(4)	Except as noted, we will pay dividends on the shares of restricted stock reported in this column as and when we pay dividends on shares of our common stock.
(5)	Unless otherwise provided in a separate footnote, the amounts in this column represent matching contributions to the 401(k) plan account of such named executive officers.
(6)	It is anticipated that shares of restricted stock will be awarded to such named executive officer in 2005 that relate to his service in 2004.
(7)	The amount shown represents $11,733 in matching contributions to Mr. Martineau’s 401(k) plan account and $1,329 in imputed interest on a loan U.S. Concrete extended to Mr. Martineau in May 2002.
(8)	The amount shown represents 65,000 shares of restricted stock, valued at $5.69 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2004 that relate to his service in 2003 and are scheduled to vest in four equal annual installments beginning in May 2005. Of those shares, 55,000 will be rescinded if the stockholders do not adopt Proposal No. 2. Mr. Martineau has agreed that he will not vote or dispose of any of the shares subject to rescission pending their rescission or the adoption of that proposal and the ratification of their award.
(9)	The amount shown represents $10,000 in matching contributions to Mr. Martineau’s 401(k) plan account and $1,073 in imputed interest on a loan U.S. Concrete extended to Mr. Martineau in May 2002.
(10)	The amount shown represents 55,432 shares of restricted stock, valued at $4.51 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to his service in 2002 and are scheduled to vest in March 2008. All those shares will be rescinded if the stockholders do not adopt Proposal No. 3. Mr. Martineau has agreed that he will not vote or dispose of any of those shares pending their rescission or the adoption of that proposal and the ratification of their award.
(11)	The amount shown represents $8,600 in matching contributions to Mr. Martineau’s 401(k) plan account and $1,246 in imputed interest on a loan U.S. Concrete extended to Mr. Martineau in May 2002.
(12)	The amount shown represents $10,224 in matching contributions to Mr. Harlan’s 401(k) plan account and $941 in imputed interest on a loan U.S. Concrete extended to Mr. Harlan in May 2002.
(13)	The amount shown represents 45,000 shares of restricted stock, valued at $5.69 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2004 that relate to his service in 2003 and are scheduled to vest in four equal annual installments beginning in May 2005. Of those shares, 35,000 will be rescinded if the stockholders do not adopt Proposal No. 2. Mr. Harlan has agreed that he will not vote or dispose of any of the shares subject to rescission pending their rescission or the adoption of that proposal and the ratification of their award.
(14)	The amount shown represents $10,000 in matching contributions to Mr. Harlan’s 401(k) plan account and $760 in imputed interest on a loan U.S. Concrete extended to Mr. Harlan in May 2002.
(15)	The amount shown represents 42,129 shares of restricted stock, valued at $4.51 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to his service in 2002 and are scheduled to vest in March 2008. All those shares will be rescinded if the stockholders do not adopt Proposal No. 3. Mr. Harlan has agreed that he will not vote or dispose of any of those shares pending their rescission or the adoption of that proposal and the ratification of their award.
(16)	The amount shown represents $8,600 in matching contributions to Mr. Harlan’s 401(k) plan account and $883 in imputed interest on a loan U.S. Concrete extended to Mr. Harlan in May 2002.

(17)	The amount shown represents (i) 8,333 shares of restricted stock, valued at $5.00 per share (the fair market value of a share of our common stock as of the date of grant), and granted in exchange for options tendered by Mr. Albanese pursuant to our 2003 stock option exchange program, which vest in three equal annual installments beginning in September 2004, and (ii) 5,000 shares of restricted stock, valued at $5.69 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2004 that relate to his service in 2003 and vest in four equal annual installments beginning in May 2005.
(18)	The amount shown represents (i) 8,333 shares of restricted stock, valued at $5.00 per share (the fair market value of a share of our common stock as of the date of grant), and granted in exchange for options tendered by Mr. Albanese pursuant to our 2003 stock option exchange program, which vest in three equal annual installments beginning in September 2004, and (ii) 5,000 shares of restricted stock, valued at $5.69 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2004 that relate to his service in 2003 and vest in four equal annual installments beginning in May 2005.
(19)	The amount shown represents 2,750 shares of restricted stock, valued at $5.69 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2004 that relate to his service in 2003 and vest in four equal annual installments beginning in May 2005.
(20)	The amount shown represents Mr. Monroy’s base salary from June 2, 2002, the date he began employment with us, through December 31, 2002. Prior to June 2, 2002, Mr. Monroy served as a consultant to us. We paid Mr. Monroy an additional $100,000 for his consulting services in 2002.
(21)	The amount shown represents (i) 5,000 shares of restricted stock, valued at $6.35 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to his service in 2002 and vest in four equal annual installments beginning in June 2004, (ii) 10,000 shares of restricted stock, valued at $3.91 per share (the fair market value of a share of our common stock as of the date of grant), awarded in 2003 that relate to consulting services he performed for us prior to his employment with us and vested in two equal installments in April 2004 and 2005, and (iii) 10,000 shares of restricted stock, valued at $5.51 per share (the fair market value of a share of our common stock as of the date of grant), that relate to consulting services he performed for us prior to his employment with us and vested in August 2003. Of those shares, 7,000 will be rescinded if the stockholders do not adopt Proposal No. 3. Mr. Monroy has agreed that he will not vote or dispose of any of the shares subject to rescission pending their rescission or the adoption of that proposal and the ratification of their award.
(22)	The amount shown represents $4,325 in matching contributions to Mr. Monroy’s 401(k) plan account and $31,119 as compensation for relocation expenses.

Stock Option Exercises and 2004 Year-End Option Values

The following table details the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2004. No options were exercised by the named executive officers during 2004.

	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the- Money Options at December 31, 2004(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene P. Martineau	490,000	25,000	$172,000	$35,000
Michael W. Harlan	365,000	20,000	124,200	28,000
William T. Albanese	43,750	6,250	43,000	8,750
Thomas J. Albanese	43,750	6,250	43,000	8,750
Cesar G. Monroy	17,500	17,500	24,150	24,150

(1)	Based on the closing price of $7.67 for our common stock on the Nasdaq National Market on December 31, 2004.

Employment Agreements

We entered into new employment agreements in May 2003 with several key employees and executive officers, including each of the named executive officers: Messrs. Martineau, Harlan, Albanese, Albanese and Monroy. Each of these agreements:

•	provides for an annual minimum base salary;

•	entitles the employee to participate, on the same basis generally as other executive officers, in general employee benefit plans and programs available to our employees; and

•	has an initial term of three years in the case of Messrs. Martineau and Harlan and an initial term of two years in the case of Messrs. Albanese, Albanese and Monroy. This initial term is subject to an extension option, in the case of Mr. Martineau, and automatic renewal for certain additional periods, in the case of Messrs. Harlan, Albanese, Albanese and Monroy (described below).

Mr. Martineau has the option to extend the term of his employment as President and Chief Executive Officer under his employment agreement for one additional year beyond the initial term by providing written notice to us not more than 90 days nor less than 60 days prior to May 28, 2006. In addition, Mr. Martineau’s employment agreement will extend through the date of our 2009 annual meeting of stockholders when all the following conditions are satisfied (the “Satisfaction Date”): (1) Mr. Martineau voluntarily ceases serving in the position of President and Chief Executive Officer, (2) he is elected chairman of our Board and (3) our 2006 annual meeting of stockholders has occurred. On the Satisfaction Date, Mr. Martineau’s position would become executive chairman of the Board, and his monthly base salary would become one-half of his monthly base salary during the month immediately preceding the Satisfaction Date.

If we terminate Mr. Martineau’s employment without cause or he terminates his employment for good reason, we will be required to pay to Mr. Martineau: (1) his base salary at the time of termination for the balance of the remaining term, (2) a bonus equal to the greater of (a) the average amount of his bonus in the preceding three years or, if within 30 days of the date of termination we are on target to pay bonuses to executive officers for the bonus year during which the termination occurs, (b) the amount of his target bonus for that bonus year, (3) health insurance premiums for the lesser of the remaining term or 18 months following termination and (4), if that termination occurs prior to the Satisfaction Date, $750,000 if at the time of termination he has not elected to extend the term of his employment as President and Chief Executive Officer for one additional year beyond the initial term, or $500,000 if at the time of termination he has elected to extend the term of his employment as President and Chief Executive Officer for one additional year beyond the initial term. Additionally, all options, restricted stock awards and similar awards granted to Mr. Martineau prior to the termination would immediately vest and become exercisable in full and remain outstanding in accordance with their terms. Our obligation to pay Mr. Martineau severance benefits will cease as of the first day that he is employed by one of our competitors.

Beginning in May 2005, in the case of Mr. Harlan, and May 2004, in the case of Messrs. Albanese, Albanese and Monroy, the term of employment will be for a continually renewing (on a daily basis) term of one year, subject to the right of either us or the employee to terminate the employee’s employment at any time. After May 2006, we may terminate the continually renewing one-year term of employment of the employee by providing him with one year’s advance notice (not to be given prior to November 2005), at which time he will become an employee “at will” if he remains our employee. We may not terminate the continually renewing one-year term following a change of control and, if we give notice as described in the foregoing sentence within one year prior to a change of control, then the employee’s term of employment will again be for a continually renewing (on a daily basis) term of one year commencing on the date of the change of control. If we terminate that employment without cause or the employee terminates that employment for good reason, we will be required to pay to the employee (1) his base salary at the time of termination for the longer of the balance of the initial term or 12 months, (2) a bonus equal to the greater of (a) the average amount of the employee’s bonus in the preceding three years or, if within 30 days of the date of termination we are on target to pay bonuses to executive officers for the bonus year during which the termination occurs, (b) the amount of his target bonus for that bonus year and (3) health insurance premiums for the lesser of the remaining term or 18 months following termination. Additionally, all options, restricted stock awards and similar awards granted to the employee prior to the termination would immediately vest and become exercisable in full and remain outstanding in accordance with their terms. Our obligation to pay the employee severance benefits will cease as of the first day that he is employed by one of our competitors.

Under each of the employment agreements with the named executive officers, if there is a change in control of our company, all stock options, restricted stock awards and similar awards granted to the employee prior to the change in control would vest and become exercisable in full immediately prior to the change in control and would remain outstanding in accordance with their terms. Additionally, if within one year after the change in control the employee terminates his employment for good reason or is terminated without cause, the employee will receive the same severance as described in the preceding paragraphs regarding termination of employment for good reason or without cause, except the severance will be a lump-sum cash payment equal to three times the annual base salary at the time of termination in the case of Messrs. Martineau and Harlan and two times such base salary in the case of Messrs. Albanese, Albanese and Monroy. If after the first anniversary of the change in control the employee terminates his employment for good reason or is terminated without cause, the employee will receive the same severance as described in the preceding paragraphs regarding termination of employment for good reason or without cause.

In addition to their severance payments, if, following a change of control, any option relating to our capital stock does not remain outstanding, these employees would be entitled to receive, at each employee’s election, either (1) fully vested and exercisable options to purchase stock of the acquiring company for the same number of shares as they would have received had they exercised their U.S. Concrete options immediately prior to the transaction resulting in a change in control and received, for the shares acquired on exercise of such options, shares of the acquiring company in the change in control transaction; the aggregate exercise price for the shares covered by such options would be equal to the aggregate exercise price for the U.S. Concrete options, and the term of such options would be equal to the remainder of the term of the U.S. Concrete options; or (2) a lump-sum after-tax payment not less than the amount of net after-tax gain they would have realized on exercise of such options of the acquiring company and sale of the underlying shares.

Each of these agreements also provides that if the employee dies or becomes disabled, he is entitled to the same severance as described in the preceding paragraphs regarding termination of employment for good reason or without cause, except that with respect to severance benefits relating to stock options (1) all of that employee’s stock options that are vested at the time of death or disability will remain outstanding and continue to be exercisable in accordance with their terms and (2) all of that employee’s stock options that are not vested at the time of death or disability will terminate. Additionally, in the case of Mr. Martineau, if he dies or becomes disabled prior to the Satisfaction Date, in lieu of the severance payment of $750,000 or $500,000 described above, we would be required to pay him (1), if that death or disability occurred during the initial term of his employment agreement, $20,833 multiplied by the number of months remaining in the initial term plus, if he has then elected to extend the term of his employment as President and Chief Executive Officer for one additional year beyond the initial term, $250,000, or (2), if that death or disability occurred during the one-year period after the initial term, $500,000.

If we terminate the employee’s employment for cause or the employee terminates employment without good reason, the employee will be entitled only to his salary pro rated through the date of termination and benefits to which he is entitled under our compensation and benefits plans. All of the employee’s stock options that are vested at the time of termination will remain outstanding and exercisable for 90 days post-termination; all unvested options will immediately terminate; and all unvested restricted stock and other awards will be cancelled.

In addition, we are required to compensate the employee for any federal excise tax that may be imposed upon payments made or benefits conferred under his employment agreement.

Compensation Committee Interlocks and Insider Participation

In 2004, Messrs. Foster, Colson and Porter served as members of the compensation committee. Porter & Hedges, L.L.P., a Houston, Texas law firm of which Mr. Porter is Chairman, performed legal services for us in 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On completion of our initial public offering in 1999, we entered into new facilities leases, or extended existing leases, with former stockholders or affiliates of former stockholders of our subsidiaries, Central Concrete Supply Co., Inc. and Eastern Concrete Materials, Inc. (formerly known as Baer Concrete, Incorporated). Those leases generally provide for initial lease terms of 15 to 20 years, with one or more extension options we may exercise. The following summarizes the current annual rentals we must pay during the initial lease terms:

	Number of Facilities	Aggregate Annual Rentals
Central	2	$324,000
Eastern	2	264,000

We believe the rentals we must pay under each of these leases are at fair market rates. William T. Albanese, a former owner of Central, Thomas J. Albanese, a former owner of Central, and Michael D. Mitschele, the former owner of Eastern, are executive officers of our company.

Central sold concrete products to a company owned by a cousin of William T. Albanese and Thomas J. Albanese totaling approximately $11.0 million in 2004. We believe the amount Central received for the concrete products was fair and substantially equivalent to amounts it would have received from an unaffiliated third party.

Central paid a company owned by a cousin of William T. Albanese and Thomas J. Albanese approximately $99,000 in 2004. These payments were for construction-related services. We believe the amount Central paid for these services was fair and substantially equivalent to the amount it would have paid to an unaffiliated third party.

In 2002, we extended interest-free loans of $70,595 to our Chief Executive Officer, Eugene P. Martineau, and $50,000 to our Chief Operating Officer, Michael W. Harlan. Each repaid these loans in 2004 with the proceeds from the sale to us, in private transactions, of 9,689 shares of our common stock by Mr. Martineau having an aggregate value of $70,594 and 6,862 shares of our common stock by Mr. Harlan having an aggregate value of $49,997.

T. William Porter, a member of our board of directors, is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm. Porter & Hedges, L.L.P. performed legal services for us in 2004; however, the amount of fees we paid to that firm was not material.

We employed Karl Walker, the son of Robert S. Walker, one of our directors, during 2004. We paid Karl Walker an aggregate of $75,516 in salary, bonus compensation and 401(k) plan matching contributions in 2004. In 2004, we granted him 750 shares of restricted common stock. We granted these shares on the same terms and conditions as the shares granted to other employees in 2004.

Our subsidiary, Central, employed Lauren Cerrito, the daughter of William T. Albanese, and Joseph Cerrito, the son-in-law of William T. Albanese, during 2004. Central paid Mrs. Cerrito an aggregate of $112,942 in salary, bonus compensation and 401(k) plan matching contributions in 2004. Central paid Mr. Cerrito an aggregate of $85,520 in salary, bonus compensation and 401(k) plan matching contributions in 2004. In 2004, we granted to Mrs. Cerrito and Mr. Cerrito 1,750 shares and 200 shares of restricted common stock, respectively. We granted these shares on the same terms and conditions as the shares we granted to other employees in 2004.

Our subsidiary, Superior Concrete Materials, Inc., employed Todd Martineau, the son of Eugene P. Martineau, during 2004. Superior paid Todd Martineau an aggregate of $83,909 in salary, bonus compensation and 401(k) plan matching contributions in 2004. In 2004, we granted to Todd Martineau 575 shares of restricted common stock. We granted these shares on the same terms and conditions as the shares we granted to other employees in 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. SEC rules establish due dates for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. All required 2004 filings were made on a timely basis, except that Robert S. Walker failed to make two filings on a timely basis and Michael D. Mitschele failed to make one filing on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of U.S. Concrete, Inc.:

We have reviewed and discussed with management U.S. Concrete’s audited financial statements as of and for the year ended December 31, 2004.

In addition, we have discussed with PricewaterhouseCoopers LLP, U.S. Concrete’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have also reviewed and discussed with management and PricewaterhouseCoopers LLP management’s report and PricewaterhouseCoopers LLP’s report and attestation on U.S. Concrete’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with that firm its independence from U.S. Concrete. In addition, we concluded that PricewaterhouseCoopers LLP’s provision of services that are not related to the audit of U.S. Concrete’s financial statements was compatible with that firm’s independence from U.S. Concrete.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete’s annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

Mary P. Ricciardello, Chairperson

John R. Colson

Murray S. Simpson

REPORT OF THE COMPENSATION COMMITTEE

REGARDING EXECUTIVE COMPENSATION

The compensation committee of the Board of Directors of U.S. Concrete, Inc. (the “Committee”) administers U.S. Concrete’s executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers and evaluating the performance of executive officers in meeting those goals. No member of the Committee is a current or former employee or officer of U.S. Concrete. Between the beginning of 2005 and the date of the proxy statement in which this report is included, the Committee formally met six times to consider executive compensation and related matters.

The Committee seeks to reward senior management for building long-term stockholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain the management personnel necessary to U.S. Concrete’s success by providing an executive compensation program comparable to that offered by competitive companies to their management personnel. Finally, the Committee believes we must compensate our executive officers fairly for their contributions to our short-term and long-term performance. The Committee uses annual base salaries, annual bonuses and equity incentives to achieve these goals.

Base Salary

Base salaries for executives are determined initially by evaluating the levels of responsibility, prior experience and breadth of knowledge of the executives, internal equity issues and external pay practices. The Committee reviews executive salaries annually based on a variety of factors, including individual scope of responsibility and accountability, individual performance, general levels of market salary increases and U.S. Concrete’s overall results. The Committee grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes on a qualitative, rather than a quantitative, basis and does not use any specific performance formula or weighting of factors in determining base salary levels. It considers individual performance in achieving predetermined goals set jointly by the employee and his or her immediate supervisor in establishing base salary increases for executives. Mr. Martineau received a base salary of $567,983 during 2004, which was an increase from 2003. The increase in Mr. Martineau’s base salary, which the Committee determined in May 2004, reflects the Committee’s assessment of Mr. Martineau’s leadership and significant personal contribution to U.S. Concrete’s business. In addition, the percentage increase in Mr. Martineau’s base salary from 2003 to 2004 was generally consistent with the annual base salary percentage increases granted in 2004 to several other U.S. Concrete salaried employees.

Annual Bonus

The Committee considers awarding cash bonuses to executive officers and other key employees on an annual basis. For 2004, the Committee adopted a bonus plan design providing that a minimum earnings target should be met in order to award a bonus to most of the persons included within U.S. Concrete’s group of executive officers and key employees. The minimum earnings target the Committee established for 2004 was not met, and the Committee determined not to award bonuses under that plan design; rather, the Committee exercised its discretion to grant cash bonuses relating to 2004 performance to a select group of executive officers and key employees that did not include the Chief Executive Officer, Chief Operating Officer or any other named executive officer. In the aggregate, those bonuses amounted to approximately $25,000.

An executive’s bonus may include an award under our 1999 Incentive Plan of restricted or unrestricted common stock. The annual bonuses for 2001 included 9,936 unrestricted shares awarded to Mr. Martineau and 1,962 shares awarded to Mr. Harlan the issuance of which will be rescinded if the stockholders do not approve Proposal No. 2 at their 2005 annual meeting. If that proposal is so approved, the Committee intends to ratify the awards of those shares.

Incentive Compensation and Restricted Stock Awards

U.S. Concrete uses awards of stock options and restricted stock as forms of compensation for its executive officers and key employees. Restricted stock awards may include a bonus element for service in the prior year. The Committee currently intends to make greater use of restricted stock in the future and correspondingly reduce U.S. Concrete’s reliance on stock options as the primary form of long-term incentive compensation. The factors the Committee uses in establishing the size of a stock option or restricted stock award include an executive’s responsibility and prior performance.

In 2003, the Committee authorized an exchange program under which eligible employees electing to participate were granted restricted stock awards under the 1999 Incentive Plan in exchange for their outstanding option awards. The exchanges included awards of 42,667 shares to one executive officer and two key employees the issuance of which will be rescinded if the stockholders do not adopt Proposal No. 2 at their 2005 annual meeting. If that proposal is approved, the Committee intends to ratify the awards of those shares.

Also in 2003, restricted stock awards were granted outside the 1999 Incentive Plan to Messrs. Martineau, Harlan and Monroy. The issuance of 104,561 of those shares will be rescinded if the stockholders do not approve Proposal No. 3 at their 2005 annual meeting. If that proposal is approved, the Committee intends to ratify the awards of those shares.

The Committee approved grants under the 1999 Incentive Plan of 122,750 shares of restricted stock to the named executive officers during 2004 that related to their service in 2003 and as an incentive to achieve U.S. Concrete’s future objectives. These shares vest in four equal annual installments beginning in May 2005. The issuance of 90,000 of these shares, granted to Messrs. Martineau and Harlan, will be rescinded if the stockholders do not approve Proposal No. 2 at their 2005 annual meeting. If that proposal is approved, the Committee intends to ratify the awards of those shares.

In 2004, the Committee granted restricted stock awards under the 1999 Incentive Plan covering 100,000 shares to three individuals as inducements to their becoming executive officers and employees of U.S. Concrete. These shares are scheduled to vest in four equal annual installments beginning in November 2005. The issuance of 70,000 of these shares will be rescinded if the stockholders do not approve Proposal No. 2 at their 2005 annual meeting.

If Proposal No. 2 or Proposal No. 3 is not approved and the issuance of any of the shares described in this section of the report is rescinded, the Committee intends to approve other compensation to those recipients to replace the rescinded shares.

In determining the number of restricted shares granted to Mr. Martineau in 2004, the Committee considered numerous subjective factors, including his experience in the industry and commitment to the success of U.S. Concrete.

As of March 30, 2005, Mr. Martineau owned 479,893 shares of common stock (120,432 of which are restricted shares, including 110,432 the issuance of which is subject to rescission as described above) and held options to purchase a total of 515,000 shares. The Committee believes that this equity interest provides an appropriate link to the interests of our company’s stockholders.

If Proposal No. 2 is adopted, the Committee currently anticipates that it will award an aggregate of approximately 260,000 shares of restricted stock to existing employees in 2005 relating to their service in 2004 and as an incentive to achieve U.S. Concrete’s future objectives. As of the date of this report, the Committee had not finally determined the allocation of all those shares among existing employees or the specific terms of those awards.

The Committee reviewed perquisites provided to U.S. Concrete’s executive officers in 2004. For each of U.S. Concrete’s named executive officers, those perquisites had a total value of less than 5% of that officer’s 2004 salary. The Committee concluded that those perquisites were reasonable and not excessive.

Compliance With Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. U.S. Concrete had no nondeductible compensation expense for the year ended December 31, 2004. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with U.S. Concrete’s compensation objectives.

This report is furnished by the Compensation Committee of the Board of Directors.

John R. Colson, Chairman

Vincent D. Foster

T. William Porter

PERFORMANCE GRAPH

The following graph compares, for the period from December 31, 1999 to December 31, 2004, the cumulative stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and a peer group index we selected that includes six public companies within our industry. The comparison assumes that (1) $100 was invested on December 31, 1999 in our common stock, the S&P 500 Index and the peer group index and (2) all dividends were reinvested.

The companies that comprise the peer group index are Lafarge North America, Inc., Texas Industries, Inc., Florida Rock Industries, Inc., Eagle Materials Inc., Martin Marietta Materials, Inc. and Vulcan Materials Company. This group is the same as the group we used in the proxy statement for our 2004 annual meeting of stockholders.

Comparison of Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
U.S. Concrete	100.00	104.17	110.00	91.17	107.33	127.83
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02
Peer Group	100.00	103.61	122.45	100.65	139.92	185.24

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 1999 INCENTIVE PLAN

Introduction

We are asking our stockholders to approve an amendment to our 1999 Incentive Plan that makes the following changes to the plan as it is currently in effect:

•	Change in aggregate award limits. We initially reserved 2,000,000 shares of common stock for use under the plan. Beginning with the calendar quarter ended September 30, 1999 and continuing each quarter thereafter, the number of shares available for that use is the greater of 2,000,000 shares or 15% of the number of shares of our common stock outstanding on the last day of the immediately preceding calendar quarter. The proposed amendment provides that the number of shares of common stock reserved for future issuance under the 1999 Incentive Plan will not exceed 1,395,111 shares (which is equal to the number of shares currently available for issuance in connection with awards under that plan), less the number of shares issued or reserved for issuance in the future under our 2001 Employee Incentive Plan to the extent those shares exceed 563,709 shares (which is the number of shares currently available for issuance in connection with awards under our 2001 Employee Incentive Plan). Based on the current intention of the compensation committee of our Board of Directors with regard to future awards under our 2001 Employee Incentive Plan, the practical effect of this proposed provision is to limit the aggregate number of shares of common stock issuable in the future under both of our incentive plans, taken together, at 1,958,820 shares and to eliminate or render ineffective the “evergreen” provisions of those plans.

•	Changes in sub-limits on particular types of awards. Under our 1999 Incentive Plan, the compensation committee may grant to employees, nonemployee directors and independent contractors awards consisting of our common stock or units denominated in our common stock (“Stock Awards”). The plan currently limits the size of a Stock Award an employee may be granted in any calendar year to one consisting of 10,000 shares of common stock or units denominated in no more than 10,000 shares of common stock. The proposed amendment to the plan (1) increases this number from 10,000 to 100,000, effective as of April 1, 2001 and (2) reduces the number of shares of common stock that may be covered by options and stock appreciation rights (“SARs”) that can be awarded per individual per year from 250,000 to 150,000.

•	Elimination of repricing provision without stockholder approval. The proposed amendment eliminates the compensation committee’s ability to reprice stock options or SARs (other than pro rata adjustments to reflect stock splits, stock dividends or other corporate transactions or repricings our stockholders approve), including eliminating programs under which outstanding options are surrendered or cancelled in exchange for options with a lower exercise price or greater economic value.

•	Elimination of ability to grant stock options with exercise price below fair market value. The proposed amendment eliminates the compensation committee’s ability to set the exercise price of a stock option at a price below the fair market value of a share of our common stock on the date of grant.

•	Establishment of minimum vesting schedules for restricted stock and performance-based awards. The proposed amendment provides that the restriction period on future issuances of time-based restricted stock will be at least three years unless (1) the vesting of the restricted stock is contingent on the attainment of performance goals, in which case the restriction period will be at least one year, (2) the restricted stock is awarded in lieu of salary or bonus or (3) the compensation committee otherwise provides in the case of a change of control or the participant’s death, disability or retirement.

Stockholder approval of the amendment to the plan also will constitute reapproval of the plan’s performance-based award feature for purposes of Section 162(m) of the Internal Revenue Code.

Reasons for Proposed Amendment

Our Board of Directors and the compensation committee of our Board of Director believe that awards under the plan have been and will continue to be an important element of compensation in attracting and retaining key employees, nonemployee directors and consultants. When the plan became effective in March 1999, 2,000,000 shares of common stock were reserved for issuance under the plan, option and SAR awards were limited to 250,000 shares of common stock per participant per year and Stock Awards were limited to 10,000 shares per participant per year, including units denominated in shares. At that time, our Board of Directors did not anticipate the subsequent changes in accounting rules that require the expensing of stock options and increase the attractiveness of restricted stock and other forms of Stock Awards as compared to stock options. It also did not anticipate the attractiveness of restricted stock in lieu of cash for the payment of bonuses for prior service. Our Board of Directors and the compensation committee plan to make greater use of Stock Awards in the future and to correspondingly reduce our reliance on stock options as the primary form of long-term compensation. For these reasons, our Board of Directors believes the proposed amendment is necessary to ensure that a sufficient number of shares is available to be granted to each participant annually without increasing the total number of shares of common stock that can be issued under the plan.

During the past four years, we awarded to six executive officers and two key employees Stock Awards that included an aggregate of 230,002 shares of common stock in excess of the plan’s annual Stock Award limit per participant. Of these shares, 27,335 were issued in lieu of cash bonuses and 202,667 were issued as restricted stock, including 70,000 issued as employment inducements. The proposed amendment to the plan would be effective as of April 1, 2001. If the stockholders approve the proposed amendment, the compensation committee intends to ratify those Stock Awards.

Pending the stockholder vote on the proposed amendment, each award recipient has agreed not to transfer, vote or receive dividends or other distributions on any shares underlying Stock Awards that exceed the annual per employee limit under the plan as currently in effect. If the stockholders do not approve the proposed amendment, each recipient has agreed that he will rescind the portion of all Stock Awards he received that exceeds the per employee annual limit under the plan. In that event, the compensation committee of our Board of Directors intends to approve other compensation to the recipients to replace the rescinded Stock Awards.

To address potential stockholder concerns regarding the number of options, SARs and Stock Awards we intend to grant in a given year, we have committed that, for the three fiscal years beginning January 1, 2005, we will not grant a number of shares subject to options, SARs or stock awards that are to be settled in shares to employees, nonemployee directors or independent contractors (whether under the 1999 Incentive Plan or other plans, whether or not approved by shareholders) greater than an average of 2% of the number of shares of our common stock we believe will be outstanding over such three-year period. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to (1) 1.5 option shares if our annual stock price volatility (the fluctuation in the share price of our common stock over a given year) is 53% or higher, (2) two option shares if our annual stock price volatility is between 25% and 52% and (3) four option shares if our annual stock price volatility is less than 25%.

In seeking stockholder approval for the amendment to the plan, our Board of Directors also asks stockholders to reapprove the material terms of the performance goals that may apply to awards under the plan. Stockholders approved the plan near the time of its adoption in 1999, and reapproval of the material terms of the plan’s performance goals will preserve our ability to take a federal tax deduction for certain compensation awards described below under “Tax implications of awards.” If stockholders fail to approve the proposal, we will still be able to make awards under the plan, but awards other than stock options and stock appreciation rights will be subject to the deduction limit under Section 162(m) of the Internal Revenue Code. There are no performance-based awards currently outstanding under the plan.

Summary of the 1999 Incentive Plan (As Proposed to Be Amended)

The following summarizes the principal provisions of the 1999 Incentive Plan, as proposed to be amended, which is attached as Appendix B to this proxy statement. This summary is qualified in its entirety by express reference to the complete text of the plan, as amended.

General. The plan, which our Board of Directors and then-current stockholders approved in March 1999, aims to (1) attract and retain the services of key employees and qualified independent directors and contractors and (2) encourage and stimulate in those persons the sense of proprietorship and self-interest in our development and financial success by making performance-based awards tied to our growth and performance.

Shares subject to the plan. We initially reserved 2,000,000 shares of common stock for use under the plan. Beginning with the calendar quarter ended September 30, 1999 and continuing each quarter thereafter, the number of shares available for that use is the greater of 2,000,000 shares or 15% of the number of shares of common stock outstanding on the last day of the immediately preceding calendar quarter. The proposed amendment provides that the number of shares of common stock reserved for future issuance under the 1999 Incentive Plan will not exceed 1,395,111 shares (which is equal to the number of shares currently available for issuance in connection with awards under that plan), less the number of shares issued or reserved for issuance in the future under our 2001 Employee Incentive Plan to the extent those shares exceed 563,709 shares (which is the number of shares currently available for issuance in connection with awards under our 2001 Employee Incentive Plan). Based on the current intention of the compensation committee of our Board of Directors with regard to future awards under our 2001 Employee Incentive Plan, the practical effect of this proposed provision is to limit the aggregate number of shares of common stock issuable in the future under both of our incentive plans, taken together, at 1,958,820 shares and to eliminate or render ineffective the “evergreen” provisions of those plans. We have committed that we will limit the number of shares subject to awards under the plan during the three fiscal years beginning January 1, 2005, as described above under “Reasons for Proposed Amendment.”

Awarded shares that we do not issue will again become available for awards. As of March 31, 2005, there were 1,381,401 shares available for issuance under the plan.

Eligibility. The following persons are eligible for awards:

•	employees holding positions of responsibility with us and whose performance can have a significant effect on our success and individuals who have agreed to become our employees within six months of the date of grant;

•	nonemployee directors; and

•	nonemployee consultants and other independent contractors who provide services to us.

The plan generally treats awards to employees and awards to independent contractors alike, and the following discussion of employee awards applies, except as noted, equally to awards to independent contractors. For purposes of Section 16(b) of the Securities Exchange Act of 1934, which could impose so-called short-swing trading liabilities on our directors and executive officers in connection with their purchases and sales of common stock within any six-month period, the plan will qualify for the exemptions from that section which Exchange Act Rule 16b-3 provides.

Administration. The compensation committee of our Board of Directors administers the plan, except as it applies to nonemployee directors, and has the power under the plan to:

•	administer the plan and take all actions the plan specifically contemplates or are necessary or appropriate in the administration of the plan;

•	interpret the plan; and

•	adopt such rules, regulations and guidelines as it deems necessary, proper or in keeping with the objectives of the plan.

If the proposed amendment is adopted, the restriction period on future issuances of time-based restricted stock must be at least three years unless (1) the vesting of the restricted stock is contingent on the attainment of performance goals, in which case the restriction period must be at least one year, (2) the restricted stock is awarded in lieu of salary or bonus or (3) the compensation committee otherwise provides in the case of a change of control or the participant’s death, disability or retirement. Vesting of restricted stock may occur incrementally over the three-year minimum restriction period.

Subject to the restrictions described in the immediately preceding paragraph, the compensation committee may, in its discretion:

•	extend or accelerate the exercisability of, accelerate the vesting of or make less restrictive any restrictions contained in any employee award;

•	amend or modify any employee award in any manner that is (1) not adverse to the holder of that award or (2) consented to by that holder; and

•	delegate some of its duties under the plan to our senior executive officers.

If the proposed plan amendment is adopted, however, the compensation committee may not reprice stock options or SARs (other than pro rata adjustments to reflect stock splits, stock dividends or other corporate transactions or repricings our stockholders approve), nor may the compensation committee establish or maintain any program under which outstanding options are surrendered or cancelled in exchange for options with a lower exercise price or greater economic value.

Employee awards. Employee awards may be in the form of:

•	options to purchase a specified number of shares of common stock at a specified price which may be denominated in either or both of common stock or units denominated in common stock;

•	SARs to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the rights’ exercise date over a specified strike price;

•	restricted or unrestricted Stock Awards consisting of common stock or units denominated in common stock;

•	cash awards; and

•	performance awards denominated in cash, common stock, units denominated in common stock or any other property which are subject to the attainment of one or more performance goals.

Subject to parameters the plan sets forth, the compensation committee determines the recipients of employee awards and the terms, conditions and limitations applicable to each employee award, which conditions may, but need not, include continuous service, achievement of specific business objectives or goals, increases in specified indices or other comparable measures of performance.

The plan parameters respecting employee awards include the following:

•	an option may be either an incentive stock option that meets, or a nonqualified stock option that does not meet, the requirements of Section 422 of the Internal Revenue Code and, as the plan is proposed to be amended, an option must have an exercise price of not less than the fair market value of a share of common stock on the date of grant;

•	the compensation committee must establish the performance goal or goals for each employee performance award while it is substantially uncertain whether the goal or goals will be met and prior to the earlier to occur of (1) 90 days after the commencement of the performance measurement period for that award and (2) the elapse of 25% of that period; and

•	the committee may not grant any employee: (1) during any one-year period, (a) options or SARs covering more than 250,000 (150,000, if the proposed amendment is adopted) shares of common stock or (b) stock awards covering or relating to more than 10,000 (100,000, if the proposed amendment is adopted) shares of common stock (the limitations referred to in this clause (1) being the “stock-based awards limitations”); or (2) cash awards, including performance awards denominated in cash, having a value determined on the date of grant in excess of $1.0 million.

Except for the parameter respecting the initial exercise price of options, these parameters do not apply to independent-contractor awards.

The exercise price of an option may be paid with cash or, according to methods determined by the committee, with common stock or with any other employee award the optionee has owned for at least six months.

Nonemployee director awards. Nonemployee director awards may be granted either automatically or at the option of nonemployee directors in lieu of director’s fees. On the first business day of the month following the date on which we hold each annual meeting of our stockholders, we will automatically grant each nonemployee director nonqualified stock options to purchase 10,000 shares of common stock. Our Board of Directors may increase subsequent annual director awards to not more than 15,000 shares. The plan also provides for the grant of prorated option awards to persons who become nonemployee directors otherwise than at an annual meeting of stockholders.

Each nonqualified stock option granted to a nonemployee director will:

•	have a five-year term;

•	have a cash exercise price per share equal to the fair market value of a share of common stock on the date of its grant; and

•	become exercisable on the date that is 180 days after the date of grant.

Each year, any nonemployee director may elect to receive a restricted award of common stock in lieu of the director’s fees he or she otherwise would receive during the next year.

Other provisions. If the compensation committee approves, payments in respect of employee awards may be deferred by any employee. At the discretion of the compensation committee, an employee may be offered an election to substitute an award for another award or awards of the same or different type.

We have the right to deduct applicable taxes from any employee award payment and withhold, at the time of delivery or vesting of cash or shares of common stock under the plan, an appropriate amount of cash or number of shares of common stock, or combination thereof, for the payment of taxes. The compensation committee may permit withholding to be satisfied by the transfer to us of shares of common stock previously owned by the holder of the employee award for which withholding is required and/or cause us to make a short-term or demand loan to an employee or independent contractor to permit the payment of taxes required by law.

Our Board of Directors may amend, modify, suspend or terminate the plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that no change that would impair the rights of any holder of an award with respect to that award may be made without the consent of that holder, and no material modification to the plan will be made without shareholder approval. Stockholder approval may not necessarily be required for every amendment to the plan that can increase the cost to us of the plan or alter the allocation of benefits among the persons and groups identified in the table that appears below under the caption

“New Plan Benefits.” The plan will terminate on December 31, 2008 unless sooner terminated by our Board of Directors pursuant to the preceding sentence. Termination of the plan will not affect the rights of any holder of any award outstanding on the termination date.

If any subdivision, split or consolidation of outstanding shares of common stock, or any declaration of a stock dividend payable in shares of common stock, occurs, our Board of Directors will make appropriate adjustments to the following:

•	the number of shares of common stock reserved under the plan;

•	the number of shares of common stock covered by outstanding awards in the form of common stock or units denominated in common stock;

•	the exercise or other price in respect of such awards;

•	the appropriate fair market value and other price determinations for awards in order to reflect such transactions;

•	the number of shares of common stock covered by options automatically granted to nonemployee directors;

•	the number of shares of common stock covered by restricted stock awards automatically granted to nonemployee directors; and

•	the stock-based awards limitations.

If we recapitalize or effect a capital reorganization, consolidate or merge with another entity, adopt any plan of exchange affecting the common stock or make any distribution to holders of common stock of securities or property, other than normal cash dividends, if any, our Board of Directors will make such adjustments or other provisions as it may deem equitable to give effect to such transaction, including adjustments to the amounts or other items referred to in the immediately preceding paragraph other than with respect to the number of shares of common stock reserved under the plan. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, our Board of Directors will be authorized, in its sole discretion, to:

•	issue or assume awards by means of substitution of new awards for previously issued awards or to assume previously issued awards as part of such adjustment;

•	make provisions, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, awards and the termination of options that remain unexercised at the time of such transaction; or

•	provide for the acceleration of the vesting and exercisability of options and their cancellation in exchange for such payment as our Board of Directors determines is a reasonable approximation of the value thereof.

Tax implications of awards. The following summarizes the United States federal income tax consequences to employees, nonemployee directors and us from the grant and exercise of plan awards. It does not address the effect of any other tax law.

The grant of an option or SAR is not a taxable event. The exercise of a nonqualified stock option or a SAR will result in taxable ordinary compensation income. The exercise of an incentive stock option will not result in taxable ordinary compensation income, but may subject the optionee to the alternative minimum tax. The disposition of stock issued on the exercise of an incentive stock option will be a taxable event. How long that stock has been held will determine whether that event will result in capital gain or ordinary compensation income. If the holder of an option uses common stock he already owns to pay any part of the exercise price of that option, he will not recognize capital gain as a result of that use.

Cash awarded under the plan will constitute taxable ordinary compensation income when delivered or made available to the awardee. Common stock delivered as a stock or performance award also will constitute taxable ordinary compensation income when delivered. If the stock is both nontransferable and subject to a substantial risk of forfeiture at the time of delivery, the awardee may elect to defer recognizing that income until such time as the stock becomes transferable and is no longer subject to that risk.

When an employee recognizes compensation income as a result of an award, he will be subject to withholding for federal income tax at that time.

We generally will be entitled to a deduction for federal income tax purposes which corresponds as to amount and timing to the compensation income realized by others as a result of incentive-plan awards. The Internal Revenue Code, however, will limit our deductions to amounts constituting both reasonable compensation for services rendered or to be rendered and ordinary, necessary business expenses and will disallow deductions of amounts constituting excess parachute payments made or deemed made in connection with a change in control of an employer. In addition, Section 162(m) of the Internal Revenue Code may preclude us from claiming a federal income tax deduction for total remuneration we may pay in excess of $1.0 million to our chief executive officer or to any of our other four most highly compensated officers in any one year. Total remuneration would include income these officers recognize as a result of awards under the plan. In the case of performance-based compensation, exceptions to Section 162(m) currently apply if designated requirements are met. In particular, the Section 162(m) deduction limit does not apply to “qualified performance-based compensation.” Stock options granted under the plan are considered qualified performance-based compensation because, among other things, the plan was approved by stockholders and the stock options are granted at no less than fair market value on the grant date. (The same would be true for stock appreciation rights, if we were to grant them under the plan.) Other types of awards, however, such as restricted stock, must satisfy additional requirements to be exempt from the Section 162(m) deduction limit. Specifically, the awards must be subject to performance goals, the material terms of which have been approved by stockholders within five years before the grant date. Because more than five years have elapsed since our stockholders first approved of the plan, our Board is requesting that stockholders, by approving the proposed amendment to the plan, reapprove the material terms of performance goals set forth in the plan attached as Appendix B to this proxy statement.

We intend generally to satisfy these requirements in connection with the grant and payment of performance-based awards, including options and SARS, and have included this description of the plan to satisfy one of those requirements. We may be unable to satisfy these requirements in all cases and may, in our sole discretion, determine in one or more cases that it is in our best interests not to satisfy these requirements even if we are able to do so.

New plan benefits. The following table presents certain information with respect to awards granted under the plan during 2004 to our Chief Executive Officer and our other four most highly compensated executive officers, all executive officers as a group, all nonemployee directors as a group and all nonexecutive employees as a group. These awards are subject in part to stockholder approval of the proposed amendment to the plan. This information is for illustrative purposes only and may not be indicative of grants that will be made in the future under the plan. The compensation committee of our Board of Directors currently intends to grant employees an aggregate of approximately 260,000 shares of restricted stock in 2005 related to their service in 2004 and as an incentive to achieve U.S. Concrete’s future objectives if our stockholders approve the proposed amendment to the plan.

1999 Incentive Plan

Name and Principal Position	Dollar Value(1)		Number of Units(2)
Eugene P. Martineau President, Chief Executive Officer and Director	$416,000		65,000

Michael W. Harlan Executive Vice President and Chief Operating Officer	288,000		45,000

William T. Albanese President of Bay Area Region	32,000		5,000

Thomas J. Albanese Executive Vice President of Sales of Bay Area Region	32,000		5,000

Cesar G. Monroy Vice President—Finance	17,600		2,750

All executive officers as a group	1,472,000		230,000	(3)

All nonemployee directors as a group	0	(4)	60,000

All nonexecutive officer employees as a group	1,348,128		210,645

(1)	Based on $6.40 per share, the closing share price on April 12, 2005.
(2)	Represents shares of restricted stock granted to executive officers and other employees and represents shares of common stock underlying options granted to nonemployee directors.
(3)	Includes an aggregate of 100,000 shares of restricted stock issued to three individuals as inducements to their becoming executive officers and employees.
(4)	Based on the option exercise price of $7.09 per share.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2004, the indicated information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans. These plans use or are based on shares of our common stock.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Stock Options(1)	Weighted Average Exercise Price of Outstanding Stock Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in first column)
Equity compensation plans approved by security holders (2)	2,014,067	$7.10	1,370,191	(3)
Equity compensation plans not approved by security holders (4)(5)(6)	866,684	$6.55	551,604

Total	2,880,751		1,921,795

(1)	Does not include shares of restricted stock awarded under our 1999 Incentive Plan.
(2)	The number of shares of common stock available for issuance under our 1999 Incentive Plan at any time equals 15% of the number of shares of common stock issued and outstanding on the last day of the immediately preceding quarter.
(3)	Does not include 230,002 shares that will be rescinded and available for issuance under the 1999 Incentive Plan if the stockholders do not approve Proposal No. 2 at the annual meeting of stockholders.
(4)	The number of shares of common stock available for issuance under our 2001 employee incentive plan at any time equals 5% of the number of shares of common stock issued and outstanding on the last day of the immediately preceding quarter.
(5)	Our board adopted our 2001 employee incentive plan in February 2001. The purpose of this plan is to attract, retain and motivate our employees and consultants, to encourage a sense of propriety of those persons in our company and to stimulate an active interest of those persons in the development and financial success of our company. Awards may be made to any of our employees (other than officers) or consultants. The plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and other long-term incentive awards. None of our officers or directors is eligible to participate in the plan.
(6)	Does not include 55,432, 42,129 and 20,000 shares of restricted stock issued to Messrs. Martineau, Harlan and Monroy, respectively, outside of any plan.

All shares of common stock issuable under our compensation plans are subject to adjustment to reflect any increase or decrease in the number of shares outstanding as a result of stock splits, combination of shares, recapitalizations, mergers or consolidations.

Vote Required

Approval of the proposal to amend the 1999 incentive plan requires the affirmative vote of the stockholders present in person or by proxy at the meeting and having a majority of the shares of common stock entitled to voted on the proposal. Abstentions will count as present for purposes of the vote, but broker non-votes will not. As a result, in determining whether this item has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against and broker non-votes will not affect the vote.

Our Board recommends a vote “FOR” approval of the amendment of the 1999 incentive plan.

PROPOSAL NO. 3

RATIFICATION OF GRANTS OF RESTRICTED STOCK

TO THREE EXECUTIVE OFFICERS

In March 2003, the compensation committee of our Board of Directors approved the issuance to Messrs. Martineau and Harlan 55,432 and 42,129 shares, respectively, of restricted stock vesting in March 2008 related to their service in 2002. In 2002 and 2003, our Board of Directors approved the issuance to Mr. Monroy of 20,000 shares of restricted stock, which related to consulting services he performed prior to his employment with us. We made these restricted stock awards outside our 1999 Incentive Plan.

The then-existing rules of the Nasdaq National Market required us to obtain stockholder approval for equity compensation arrangements pursuant to which stock or options may be acquired by officers or directors, except in limited circumstances that did not apply to our March 2003 grants of restricted stock to Messrs. Martineau and Harlan and that did not apply to 7,000 shares of restricted stock we granted to Mr. Monroy. We are seeking stockholder approval to ratify the issuance of 55,432 shares of restricted stock to Mr. Martineau, 42,129 shares of restricted stock to Mr. Harlan and 7,000 shares of restricted stock to Mr. Monroy.

Pending the stockholder vote on ratification of the restricted stock awards, each of Messrs. Martineau, Harlan and Monroy has agreed not to transfer, vote or receive dividends or other distributions on those shares of restricted stock. If the stockholders do not ratify the restricted stock awards, Messrs. Martineau, Harlan and Monroy have agreed that they will rescind all 104,561 shares of restricted stock that are the subject of this proposal. In that event, the compensation committee of the Board of Directors intends to approve other compensation to those recipients to replace the rescinded stock awards.

Benefits. The following table presents certain information regarding the restricted stock awards outside of our 1999 Incentive Plan that are subject to stockholder ratification in this Proposal No. 3. The table presents information with respect to our Chief Executive Officer and our other four most highly compensated executive officers, all executive officers as a group, all nonemployee directors as a group and all non-executive employees as a group to the extent those benefits are determinable.

Name and Principal Position	Dollar Value(1)	Number of Shares of Stock(2)
Eugene P. Martineau President, Chief Executive Officer and Director	$354,765	55,432
Michael W. Harlan Executive Vice President and Chief Operating Officer	269,626	42,129
William T. Albanese President of Bay Area Region	—	—
Thomas J. Albanese Executive Vice President of Sales of Bay Area Region	—	—
Cesar G. Monroy Vice President—Finance	44,800	7,000
All executive officers as a group	669,191	104,561
All non-employee directors as a group	—	—
All non-executive officer employees as a group	—	—

(1)	Based on $6.40 per share, the closing share price on April 12, 2005.
(2)	At the time of grant, all shares constituted restricted stock subject to future vesting requirements.

Vote Required

Ratification of the restricted stock grants requires the affirmative vote of the stockholders present in person or by proxy at the meeting and having a majority of the shares of common stock entitled to voted on the proposal. Abstentions will count as present for purposes of the vote, but broker non-votes will not. As a result, in determining whether this item has received the requisite number of affirmative votes, abstentions will have the same effect as a vote against and broker non-votes will not affect the vote.

Our Board recommends a vote “FOR” ratification of the restricted stock grants.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2005. PricewaterhouseCoopers LLP has audited our financial statements since May 16, 2002. Although we are not required to seek your approval of this appointment, it is customary practice to do so. No determination has been made as to what action the audit committee and the Board would take if you fail to ratify the appointment. Even if the appointment is ratified, the audit committee retains discretion to appoint a new independent audit firm if the audit committee concludes such a change would be in the best interests of U.S. Concrete. We expect representatives of PricewaterhouseCoopers LLP to be present at the meeting and available to respond to appropriate questions by stockholders. They will have the opportunity to make a statement if they so desire.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005. The enclosed form of proxy provides a means for you to vote for the ratification of the selection of independent registered public accounting firm, to vote against it or to abstain from voting for or against it. If you execute and return a proxy, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not affect the vote.

Our Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005.

Fees Incurred by U.S. Concrete to Independent Registered Public Accounting Firm

The following table sets forth the fees we incurred for services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, during 2003 and 2004.

Fee Category	2004		2003
Audit Fees	$827,290	(1)	$524,850	(1)
Audit-Related Fees	109,400	(2)	20,650	(2)
Tax Fees	—		—
All Other Fees	1,599	(3)	1,400	(3)

Total	$938,289		$546,900

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Forms 10-Q and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees include professional services related to consultation on accounting standards or transactions and audits of our 401(k) plan.
(3)	All other fees consist of fees for products and services other than the services reported above. In 2004 and 2003, these fees consisted of licensing fees for accounting research software.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The audit committee generally will pre-approve specific audit services for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included among the pre-approved audit services and any non-audit service must be separately pre-approved by the Audit Committee Chairperson.

The Chairperson reports any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management any of its responsibilities to pre-approve services performed by our independent auditors.

None of the services related to the audit-related fees, tax fees or other fees described above was approved by the audit committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

EXPENSES RELATING TO THIS PROXY SOLICITATION

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners.

OTHER INFORMATION

Date for Submission of Stockholder Proposals

Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2006 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 2925 Briarpark, Suite 1050, Houston, Texas 77042, so that we receive that notice by no later than the close of business on December 7, 2005. If you submit a stockholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

In addition, our bylaws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting. The procedure provides that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the 180th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting. These requirements are in addition to the SEC’s requirements with which a stockholder must comply to have a stockholder proposal included in our proxy statement. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary.

Under these bylaw provisions, we must receive stockholder proposals for our 2006 Annual Meeting of Stockholders no earlier than November 7, 2005 and no later than the close of business on February 6, 2006. Stockholders must deliver the proposals to Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 1050, Houston, Texas 77042.

We received no stockholder proposals and no stockholder director nominations for the 2005 Annual Meeting of Stockholders.

Householding of Annual Meeting Materials

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (“street-name stockholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to stockholders may request a copy by contacting the bank, broker or other holder of record, or by contacting us by telephone at 713-499-6200, by

e-mail to corporatesecretary@us-concrete.com or by mail to: U.S. Concrete, Inc., 2925 Briarpark, Suite 1050, Houston, Texas 77042, Attention: Corporate Secretary. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of our future materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

Other Matters

The Board of Directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

By Order of the Board of Directors

Donald C. Wayne

Vice President, General Counsel and

Corporate Secretary

Houston, Texas

April [    ], 2005

APPENDIX A

U.S. CONCRETE, INC.

AUDIT COMMITTEE CHARTER

(As amended March 2005.)

Organization and Membership

This charter governs the operations of the Audit Committee of the Board of Directors of U.S. Concrete, Inc. (the “Committee”). The Committee is appointed by the Board of Directors and consists of at least three directors, each of whom will meet Nasdaq Stock Market, Inc. (“Nasdaq”) requirements with respect to independence as determined by the Board. Each member of the Committee will meet Nasdaq requirements regarding financial literacy and, for at least one member of the Committee, financial sophistication. The Committee reviews and reassesses this charter at least annually and recommends appropriate changes to the Board of Directors.

Statement of Purpose

The Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	The Company’s financial statements and financial reporting process;

•	The qualifications, independence and performance of the Company’s independent auditors;

•	The performance of the Company’s internal audit function; and

•	The Company’s compliance with legal and regulatory requirements.

The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the Company’s independent auditors, and the performance of the Company’s internal auditors. In so doing, the Committee maintains free and open communication with the Company’s independent auditors, internal audit department and management. The Company will provide for appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

Among its specific duties and responsibilities, the Committee performs the following, to the extent it deems necessary and appropriate, consistent with and subject to applicable laws, as well as rules and regulations promulgated by the SEC, Nasdaq or other regulatory authorities:

Financial Statements and Financial Reporting Process

1. Annual and Quarterly Financial Reporting: The Committee reviews and discusses with management and the independent auditors the annual audited and quarterly unaudited financial statements and related disclosures included in the Company’s quarterly earnings releases and in the Company’s periodic reports on Form 10-K and 10-Q (including the “Management’s Discussion and Analysis” section and officer certifications).

The Committee recommends to the Board of Directors whether the annual audited financial statements should be included in the Company’s Form 10-K.

2. Annual Audit and Communications with Independent Auditors: The Committee reviews and discusses the scope and results of the independent auditors’ annual audit and quarterly reviews of the Company’s financial statements, and any other matters required to be communicated to the Committee by the independent auditors.

3. Disclosure, Accounting and Financial Controls: The Committee discusses with management, the senior internal audit executive and the independent auditors the adequacy and effectiveness of the Company’s disclosure controls and procedures, the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting and the Company’s risk assessment and risk management policies.

Qualifications, Independence and Performance of the Independent Auditors

4. Appointment, Compensation, Retention and Oversight: The independent auditors report directly to the Committee, which is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

The Committee oversees the independence of the auditors as required by law or regulation. The Committee obtains and reviews a written report by the independent auditors, consistent with Independence Standards Board Standard 1, describing any relationships between the auditors and the Company, or any other relationships that may adversely affect the independence of the auditors, discusses with the auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence, and takes, or recommends that the full Board of Directors take, appropriate action to oversee the independence of the Company’s independent auditors.

5. Approval of Audit and Permitted Non-Audit Services: To the extent required by law or regulation, the Committee reviews and approves in advance all audit and permitted non-audit services to be provided by the independent auditors and establishes related policies and procedures.

6. Hiring Former Employees of Independent Auditors: The Committee establishes policies for the Company’s hiring of employees and former employees of the independent auditors.

Performance of the Internal Audit Function

7. Internal Audits and Reports: The Committee reviews and discusses with the Company’s senior internal audit executive the overall scope and staffing of the Company’s internal audits. The Committee reviews all significant internal audit reports and management’s responses.

8. Senior Internal Audit Executive: The Committee reviews the appointment of individuals to, and any changes in, the senior internal audit position.

Compliance with Legal and Regulatory Requirements

9. Legal and Regulatory Review: The Committee reviews legal and regulatory matters that may have a material impact on the Company’s financial statements and reviews the Company’s compliance policies and procedures.

Other Duties

10. Complaints: The Committee establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting and auditing matters.

11. Outside Advisors: The Committee is empowered to investigate any matter brought to its attention and has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to such counsel and other advisors.

12. Related Party Transactions: The Committee reviews and approves related-party transactions as required by law or regulation.

Meetings

The Committee meets at least four times a year, either in person or telephonically, at such times and places as the Committee determines. The Committee periodically meets separately in executive session with the senior internal audit executive and the independent auditors. The Committee reports regularly to the full Board of Directors with respect to its activities.

Subcommittees

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. Any decisions of such subcommittee to grant preapprovals shall be reported to the full Committee at its next scheduled meeting.

APPENDIX B

1999 INCENTIVE PLAN

1. Establishment of This Plan. U.S. Concrete, Inc., a Delaware corporation (the “Company”), hereby establishes this 1999 Incentive Plan of U.S. Concrete, Inc. (this “Plan”), effective as of January 1, 1999. References in this Plan to “Paragraphs” are to Paragraphs of this Plan.

2. Definitions. The following terms this Plan uses have the following respective meanings:

“Annual Director Award Date” means, for each calendar year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date on which the Annual Meeting is held in that year.

“Annual Meeting” means any annual meeting of the Company’s stockholders the Company holds pursuant to Section 211(b) of the Delaware General Corporation Law.

“Authorized Officer” means the CEO (or any other senior officer of the Company to whom the CEO delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).

“Award” means an Employee Award, a Director Award or an Independent Contractor Award.

“Award Agreement” means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“CEO” means at any time the chief executive officer of the Company at that time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or any other committee of the Board which the Board designates by a written resolution to administer this Plan.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Company” means U.S. Concrete, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant under this Plan of a Director Option or Director Restricted Stock.

“Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director which sets forth the terms, conditions and limitations applicable to a Director Award granted to that Nonemployee Director.

“Director Options” means Nonqualified Options granted to Nonemployee Directors pursuant to Paragraph 9(b).

“Director Restricted Stock” means Restricted Stock granted to Nonemployee Directors pursuant to Paragraph 9(c).

“Disability” of a Nonemployee Director means the Nonemployee Director is unable to perform the duties of a member of the Board for a continuous period of more than 90 days by reason of any medically determinable physical or mental impairment.

“Dividend Equivalents” means, with respect to shares of Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.

“Employee” means any salaried employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant under this Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish pursuant to this Plan.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee which sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser the Company appoints for that purpose. For purposes of the Director Options to be awarded on the IPO Closing Date pursuant to Paragraph 9(b), the Company has determined that the Fair Market Value of a share of Common Stock on the IPO Closing Date will be the IPO Price.

“Incentive Option” means an Option intended to comply with Section 422 of the Code.

“Independent Contractor” means a person providing services to the Company or any of its Subsidiaries otherwise than as an Employee or a Nonemployee Director.

“Independent Contractor Award” means the grant under this Plan of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Independent Contractor on such terms and subject to such conditions and limitations as the Committee may establish pursuant to this Plan.

“IPO” means the first time a registration statement the Company has filed under the Securities Act of 1933, as amended, and respecting an underwritten primary offering by the Company of shares of Common Stock becomes effective under that Act and the Company issues and sells any of the shares registered by that registration statement.

“IPO Closing Date” means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

“IPO Price” has the meaning Paragraph 9(b) specifies.

“Independent Contractor Award Agreement” means a written agreement between the Company and a Participant who is an Independent Contractor which sets forth the terms, conditions and limitations applicable to an Independent Contractor Award granted to that Independent Contractor.

“Nonemployee Director” has the meaning Paragraph 4(b) specifies.

“Nonqualified Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee, Nonemployee Director or Independent Contractor to whom an Award has been made under this Plan.

“Performance Award” means an award to a Participant who is an Employee or Independent Contractor the earning of which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard the Committee establishes to determine in whole or in part whether a Performance Award will be earned.

“Restricted Stock” means any Common Stock whose transfer is restricted or which is subject to forfeiture provisions as the Award Agreement relating thereto provides.

“Restriction Period” means a period of time beginning as of the effective date as of which an Award of Restricted Stock is made and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case as the Committee determines.

“Stock-based Awards Limitations” has the meaning Paragraph 8(b) specifies.

“Stock Award” means an award in the form of Common Stock or units denominated in Common Stock.

“Subsidiary” means: (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation which have the right to vote generally on matters submitted to a vote of the stockholders of that corporation; and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests.

3. Objectives. The Company has designed this Plan (i) to attract and retain key Employees, qualified Nonemployee Directors and Independent Contractors, (ii) to encourage the sense of proprietorship of these persons in the Company and (iii) to stimulate the active interest of these persons in the development and financial success of the Company by making Awards.

4. Eligibility. (a) Employees. Employees assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company are eligible for Employee Awards.

(b) Directors. Directors who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”) are eligible for Director Awards.

(c) Independent Contractors. Independent Contractors providing, or who will provide, services to the Company or any of its Subsidiaries are eligible for Independent Contractor Awards.

5. Common Stock Available for Awards. Subject to the provisions of Paragraph 15, as of any date within any calendar quarter there will be available for Awards granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of the greater of (i) 2,000,000 shares of Common Stock or (ii) 15% of the number of shares of Common Stock issued and outstanding on the last day of the immediately preceding calendar quarter, of which an aggregate of not more than 300,000 shares will be available for Director Awards. No more than 1,500,000 shares of Common Stock will be used for Awards of Incentive Options. Shares of Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for a consideration that does not involve Common Stock will again immediately become available for Awards. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company will from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration. (a) The Committee will administer this Plan.

(b) Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer this Plan and to take all actions this Plan specifically contemplates or are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Except with respect to Director Awards, the Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions any Award contains, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant. The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award will be subject to the condition that the individual actually becomes an Employee within that time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned.

(c) No Committee member or Company officer to whom the Committee delegates authority pursuant to Paragraph 7 will be liable for any action that person takes or omits to take in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as any applicable statute expressly provides.

7. Delegation of Authority. The Committee may delegate to the CEO and to other senior officers of the Company its duties under this Plan on such terms and subject to such conditions or limitations as the Committee may establish.

8. Employee and Independent Contractor Awards. (a) The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. An Employee Award Agreement will (i) evidence each Employee Award, (ii) contain such terms, conditions and limitations as the Committee determines in its sole discretion and (iii) be signed by the Participant to whom that Employee Award is made and an Authorized Officer. Employee Awards may consist of those this Paragraph 8(a) lists and may be granted singly or in combination or tandem with other Employee Awards. Employee Awards also may be made in combination or tandem with, in replacement of or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards on the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions the Committee establishes, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as the applicable Employee Award Agreement sets forth.

(i) Option. An Employee Award may be in the form of an Incentive Option or a Nonqualified Option. Unless the Committee specifies otherwise in the case of any Nonqualified Option, the price at which any share of Common Stock may be purchased on the exercise of any Option will be not less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.

(ii) SAR. An Employee Award may be in the form of an SAR the terms, conditions and limitations applicable to which, including its term and the date or dates on which it becomes exercisable, the Committee will determine.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award the terms, conditions and limitations applicable to which the Committee will determine.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award the terms, conditions and limitations applicable to which the Committee will determine.

(v) Performance Award. An Employee Award may be in the form of a Performance Award that will be paid or become vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals the Committee establishes prior to the earlier to occur of (A) 90 days after the commencement of the period of service to which the Performance Goal relates or (B) the elapse of 25% of that period (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party knowing the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more business criteria, including, but not limited to, those that apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, a Performance Goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). It is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation ‘ 1.162-27(e)(2)(i) or any successor law or regulation in the case of Performance Awards, and those provisions will guide the Committee in establishing those goals and interpreting this Plan. Before any compensation based on the achievement of Performance Goals is paid, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.

(b) The following limitations will apply to each Employee Award:

(i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 10,000 shares of Common Stock (this limitation and the limitation clause (i) above provides being the “Stock-based Awards Limitations”); and

(iii) no Participant may be granted Employee Awards consisting of cash or in any other form this Plan permits (other than Employee Awards consisting of Options or SARs or otherwise consisting of Common Stock or units denominated in Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $1,000,000.

(c) The Committee will have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made and may make any such Awards as could be made to an Employee, other than Awards consisting of Incentive Options, but the Stock-based Awards Limitations will not apply to Independent Contractor Awards.

9. Director Awards. (a) Each Nonemployee Director will be granted Director Awards in accordance with this Paragraph 9 and subject to the applicable terms, conditions and limitations this Plan and the applicable Director Award Agreement set forth, provided that Director Awards will not be made in any year in which a sufficient number of shares of Common Stock are not available under this Plan to make those Director Awards.

(b) Director Options. On the IPO Closing Date, each Nonemployee Director will be automatically awarded a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director will be automatically granted a Director Option that provides for the purchase of 5,000 shares of Common Stock. Any individual who first becomes a Nonemployee Director after the IPO Closing Date otherwise than by election at an Annual Meeting will be automatically granted, on the date of his or her becoming a Director, a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (i) 10,000 and (ii) a fraction the numerator of which is the number of days between the election of that Nonemployee Director and the next scheduled Annual Director Award Date (or, if that date has not been scheduled, the first anniversary of the immediately preceding Annual Director Award Date, if any; provided, that for purposes of any Director Options awarded prior to the scheduling of the 2000 Annual Meeting, June 1, 1999 will be the initial Annual Director Award Date) and the denominator of which is 365. The Board may determine, at its discretion, to increase the number of shares of Common Stock to be subject to Director Options granted on any subsequent Annual Director Award Date to not more than 15,000 shares. A Director Award Agreement will (i) evidence each Award of Director Options, (ii) contain the terms, conditions and limitations set forth above and (iii) be signed by the Participant to whom those Director Options are granted and an Authorized Officer. Each Director Option will have a term of five years from the date of grant, subject to any earlier termination of the status of the holder as a Nonemployee Director, in which event the term of the Director Option will expire on the date that is 180 days after the date that status terminates. The purchase price of each share of Common Stock subject to each Director Option granted on the IPO Closing Date will be the initial price to the public per share of Common Stock as set forth on the cover page of the final prospectus for the IPO (the “AIPO Price”). The purchase price of each share of Common Stock subject to any other Director Option will be equal to the Fair Market Value of a share of the Common Stock on the date of grant of that Director Option. All Director Options will vest and become exercisable on the date that is 180 days after the date of grant. Any Nonemployee Director who resigns as a Director without the consent of a majority of the other Directors will forfeit all his or her then unexercisable Director Options.

(c) Director Restricted Stock. Prior to the Annual Director Award Date in each year, beginning in 2000, a Nonemployee Director may elect to receive either 50% or 100% (the percentage so elected being the “Elected Percentage”) of the Director’s fees (including both annual retainer fees, if any, and meeting fees) the Company otherwise would pay in cash to the Nonemployee Director for his service as a Director during the period from and including that Annual Director Award Date to and excluding the next succeeding Annual Director Award Date (the “Service Period”) in the form of the number of shares of Director Restricted Stock (rounded up to the nearest whole number) which equals the quotient of (i) the product of (A) the total amount of those Director’s fees multiplied by (B) the Elected Percentage, divided by (ii) the Fair Market Value of a share of Common Stock on the first day of that Service Period. Each annual election made by a Nonemployee Director pursuant to this Paragraph 9(c) must (i) take the form of a written document signed by the Nonemployee Director and filed with the Secretary of the Company and (ii) designate the Elected Percentage of the cash fees the Nonemployee Director elects to forego in the next Service Period in exchange for Director Restricted Stock. An Award of Director Restricted Stock at the election of a Nonemployee Director for any Service Period will be effective on the last day of that Service Period. A Director Award Agreement will (i) evidence each Award of Director Restricted Stock, (ii) contain the terms, conditions and limitations set forth above and (iii) be signed by the Participant to whom that Director Restricted Stock is granted and an Authorized Officer.

10. Payment of Awards. (a) General. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of their Restriction Period. If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. If shares of Restricted Stock are to be issued at the end of their Restricted Period, the right to receive those shares will be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Deferral. With the approval of the Committee, amounts payable in respect of Employee Awards or Independent Contractor Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards or Independent Contractor Awards in accordance with procedures the Committee establishes. Any deferred payment of an Employee Award or Independent Contractor Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

(c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of Common Stock or units denominated in Common Stock.

(d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute any Award for another Award or Awards of the same or a different type.

11. Option Exercise. The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase those shares by means of tendering Common Stock or surrendering another Award, including shares of Restricted Stock or Director Restricted Stock, valued at their Fair Market Value per share on the date of exercise, or any combination thereof. The Committee will determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Awards; provided that shares of Common Stock that are or were the subject of a compensatory award (whether under this Plan or otherwise) may be so tendered only if those shares have been held by the Participant for at least six months. The Committee may provide for procedures to permit the exercise or purchase of any Employee Award or Independent Contractor Award by use of the proceeds to be received from the sale of Common Stock issuable pursuant to such an Award. Unless the applicable Award Agreement otherwise provides, if shares of Restricted Stock are tendered as consideration for the exercise of an Option, the number of the shares issued on the exercise of the Option which equals the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefor will be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as to any additional restrictions the Committee may impose.

12. Taxes. The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant.

14. Assignability. Unless the Committee otherwise determines and provides in the applicable Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 will be null and void.

15. Adjustments. (a) The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) If any subdivision, split or combination of outstanding shares of Common Stock, or any declaration of a dividend payable in shares of Common Stock, occurs, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to Paragraph 9(b), (vi) the number of shares of Restricted Stock automatically granted pursuant to Paragraph 9(c) and (vii) the Stock-based Awards Limitations each will be proportionately adjusted by the Board to reflect the consequences of that occurrence. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make such adjustments or other provisions as it in its sole discretion may deem equitable, including adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv), (v), (vi) and (vii) of the preceding sentence, to give effect to that transaction or event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board will be authorized, in its sole discretion, to (i) issue or assume Awards by means of substitution of new Awards for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options that remain unexercised at the time of such transaction or (iii) provide for the acceleration of the vesting and exercisability of Options and the cancellation thereof in exchange for such payment as the Board in its sole discretion determines is a reasonable approximation of the value thereof.

16. Restrictions. No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws, including the Securities Act of 1933, as amended. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

17. Unfunded Plan. Insofar as this Plan provides for Awards of cash, Common Stock or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan will be based solely on any contractual obligations that this Plan and any Award Agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that this Plan creates.

18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

End of Plan

AMENDMENT NO. 1 TO

1999 INCENTIVE PLAN OF

U.S. CONCRETE, INC.

Effective as of January 9, 2003

The Board of Directors of U.S. Concrete, Inc. (the “Company”) by resolution has duly adopted this Amendment No. 1 to the Company’s 1999 Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

1. The Plan is hereby amended by deleting Section 9(b) and replacing in lieu thereof a new Section 9(b) reading in its entirety as follows:

“9.(b) Director Options. On each Annual Director Award Date, each Nonemployee Director will be automatically granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. Any individual who becomes a Nonemployee Director otherwise than by election at an Annual Meeting will be automatically granted, on the date of his or her becoming a Director, a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (i) 10,000 and (ii) a fraction the numerator of which is the number of days between the election of that Nonemployee Director and the next scheduled Annual Director Award Date (or, if that date has not been scheduled, the first anniversary of the immediately preceding Annual Director Award Date, if any) and the denominator of which is 365. The Board may determine, at its discretion, to increase the number of shares of Common Stock to be subject to Director Options granted on any subsequent Annual Director Award Date to not more than 15,000 shares. A Director Award Agreement will (i) evidence each Award of Director Options, (ii) contain the terms, conditions and limitations set forth above and (iii) be signed by the Participant to whom those Director Options are granted and an Authorized Officer. Each Director Option will have a term of five years from the date of grant, subject to any earlier termination of the status of the holder as a Nonemployee Director, in which event the term of the Director Option will expire on the date that is 180 days after the date that status terminates. The purchase price of each share of Common Stock subject to any Director Option will be equal to the Fair Market Value of a share of the Common Stock on the date of grant of that Director Option. All Director Options will vest and become exercisable on the date that is 180 days after the date of grant. Any Nonemployee Director who resigns as a Director without the consent of a majority of the other Directors will forfeit all his or her then unexercisable Director Options.”

AMENDMENT NO. 2 TO

1999 INCENTIVE PLAN OF

U.S. CONCRETE, INC.

Effective as of December 17, 2004

The Board of Directors of U.S. Concrete Inc. (the “Company”) by resolution has duly adopted this Amendment No. 2 to the Company’s 1999 Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

1. The Plan is hereby amended by deleting Section 13 and replacing in lieu thereof a new Section 13 reading in its entirety as follows:

“Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant and (b) no material modification to this Plan will be made without shareholder approval. This Plan shall terminate on December 31, 2008 unless sooner terminated by the Board pursuant to the preceding sentence. Termination of this Plan shall not affect any of the rights of any Participant under any Award outstanding on the termination date of this Plan, and such rights shall continue to be subject to the terms of the applicable Award and this Plan notwithstanding the termination of this Plan.”

AMENDMENT NO. 3 TO

1999 INCENTIVE PLAN OF

U.S. CONCRETE, INC.

Subject to approval by the stockholders of the Company at the 2005 annual meeting and generally effective on the date of such approval, the Board of Directors of U.S. Concrete, Inc. (the “Company”) by resolution has duly adopted this Amendment No. 3 to the Company’s 1999 Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

1. The definition of “Cash Award” in Section 2 of the Plan is hereby amended to read in its entirety as follows:

“‘Cash Award’ means an award denominated in cash, whether payable in cash or Common Stock.”

2. The first sentence of Section 5 of the Plan is hereby amended to read in its entirety as follows:

“Subject to the following provisions of this Section 5 and the provisions of Section 15, from and after the date of the Company’s 2005 annual meeting of stockholders (the “Meeting Date”) there will be available for Awards granted after the Meeting Date wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) a number of shares of Common Stock equal to 1,395,111 shares less the number of shares issued or reserved for issuance pursuant to awards made from and after the Meeting Date under the 2001 Employee Incentive Plan of U.S. Concrete, as amended through the date hereof (the “2001 Plan”), to the extent the shares so issued or reserved for issuance (after giving effect to any forfeitures or other events, other than issuances that cause any such shares reserved for issuance to no longer be so reserved) under the 2001 Plan exceed 563,709 shares. In no event will more than 300,000 shares available for Awards pursuant to the immediately preceding sentence be available for Director Awards.”

3. The third sentence of Section 6(b) is hereby amended to read in its entirety as follows:

“Except with respect to Director Awards, the Committee may, in its discretion and subject to Section 8 below, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, make less restrictive any restrictions any Award contains, or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant.”

4. Section 8(a)(i) of the Plan is hereby amended to read in its entirety as follows:

“(i) Option. An Employee Award may be in the form of an Incentive Option or a Nonqualified Option. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.”

5. Section 8(a)(iii) of the Plan is hereby amended to read in its entirety as follows:

“(iii) Stock Award. An Employee Award may be in the form of a Stock Award the terms, conditions and limitations applicable to which the Committee will determine, subject to the limitations specified below. From and after the Meeting Date, any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant, and any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant; provided that, in any case: (A) the Committee may provide for earlier vesting following a change in control of the Company or upon a Participant’s termination of employment by reason of death, disability or retirement; (B) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus; and (C) vesting of a Stock Award may occur incrementally over the three-year minimum Restriction Period.”

6. Retroactively effective to April 1, 2001, Section 8(b) of the Plan is hereby amended to read in its entirety as follows:

“(b) The following limitations will apply to each Employee Award:

(i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 150,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 100,000 shares of Common Stock (this limitation and the limitation clause in (i) above being the ‘Stock-based Awards Limitations’); and

(iii) no Participant may be granted Employee Awards consisting of cash or that are in any other form this Plan permits (other than Employee Awards consisting of Options or SARs, or otherwise consisting of Common Stock or units denominated in Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $1,000,000.”

7. Section 13 of the Plan is hereby amended by adding the following two sentences at the end thereof:

“Subject to Section 15 below, no amendment, alteration or modification to an Option or SAR that has the effect of a repricing thereof or the cancellation and regrant of same is allowable without the prior approval of the stockholders of the Company. Further, the Committee may not establish or maintain any program under which outstanding Options are surrendered or canceled in exchange for Options with a lower exercise price or greater economic value.”

8. The first sentence of Section 14 of the Plan is hereby amended in its entirety to read as follows:

“No Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.”

(Front of Card)

ANNUAL MEETING OF STOCKHOLDERS

U.S. CONCRETE, INC.

MAY [    ], 2005

Please mark, sign, date,

and mail your proxy card in

the envelope provided as

soon as possible.

U.S. CONCRETE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY [    ], 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael W. Harlan and Donald C. Wayne, and each of them, with full power of substitution and resubstitution, to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May [    ], 2005 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April [    ], 2005 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NOS. 2, 3 AND 4.

(Continued and to be signed on the reverse side).

(Back of Card)

U.S. CONCRETE, INC.	VOTE BY MAIL
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
6201 15TH AVE., 2ND FLOOR BROOKLYN, NY 11219	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to U.S. Concrete, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [ X ]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. CONCRETE, INC.

PROPOSAL NO. 1. To elect the nominees listed below to the Board of Directors to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below:
NOMINEES: 01) Murray S. Simpson 02) Robert S. Walker	For All	Withhold All	For All Except

PROPOSAL NO. 2. To approve the amendment of the 1999 Incentive Plan.	For	Against	Abstain

PROPOSAL NO. 3. To ratify the grants of restricted stock to three of our executive officers.	For	Against	Abstain

PROPOSAL NO. 4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	For	Against	Abstain

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the shares represented hereby in connection with the Company’s 2005 Annual Meeting of Stockholders. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2004 is hereby acknowledged.

Signature	Date	Signature (Joint Owner)	Date